                                                                Exhibit 10.20

Pages or exhibits where confidential treatment has been requested are stamped "Confidential portions omitted and filed separately with the Commission." The appropriate section has been marked at the appropriate place with an "*".

                            JOINT VENTURE AGREEMENT

MADE as of the 4th day of February, 1993 by and among DEPUY INC., an Indiana corporation with offices in Warsaw, Indiana, ("DePuy"), BIEDERMANN MOTECH GmbH, a legal entity existing under the laws of Germany, ("Biedermann GmbH") and Lutz Biedermann, an individual residing in V.S. Villingen, Germany ("Biedermann").

        WHEREAS DePuy is engaged in the business of manufacturing and selling medical devices throughout the world,

        WHEREAS Biedermann owns One Hundred Percent (100%) of Biedermann Motech GmbH, another corporation existing under the laws of Germany and located in Schwenningen, Germany ("Motech"),

        WHEREAS Motech and Biedermann, either individually or together, have gained valuable experience, intellectual property, know-how and expertise in the design, development, manufacture and sale of medical devices used in the surgical treatment of the human spine, and,

        WHEREAS Biedermann GmbH and DePuy desire to combine their respective abilities and resources to form a new company that will be engaged in the manufacture and sale of such products throughout the world.

        NOW THEREFORE the parties agree as follows:

                                   ARTICLE I

        DEFINITIONS For purposes of this Joint Venture Agreement, unless the
        -----------
        context clearly indicates a different intention, the following words and phrases shall have the meaning set forth below:

        1.1    "Moss System" shall refer to and mean those items identified on
               -------------
               Attachment 1, which is intended to be substituted by a replacement, Attachment 1, sometime after the execution of this Joint Venture Agreement identifying those items by The Company's Product Codes.

        1.2    "Net Sales Price" shall mean the gross invoice price at which
               -----------------
               Product is sold by or on behalf of The Company to the first consignee not a party to this Agreement, less commissions allowed to distributors, discounts allowed dealers, cash discounts, refunds, replacements or credits allowed to purchasers for return of Product or as reimbursement for damaged Product, freight, postage, insurance and other shipping charges, sales and use taxes, customs duties and any other governmental charges imposed on the production, importation, use or sale of Product. In the case of Product sold outside the United States, Net Sales Price shall be based on The Company's then current International Distributor List Price (regardless of the transfer price actually charged) from which will be deducted all of the applicable discounts, refunds, credits and the like, itemized above.

1.3     "MOSS Miami" shall mean products which are the subject of a separate
        ------------
        Consulting Agreement between Professor Jurgen Harms ("Professor Harms"), and Dr. Harry Shufflebarger ("Dr. Shufflebarger"), and which are described in greater detail on Attachment 2.

1.4     "New Products" shall mean any product designed or developed by or for
        --------------
        Biedermann GmbH that is neither a part of the MOSS System nor a MOSS Miami product, but is a product intended for use in the treatment of the human spine and which is, therefore, subject to this Joint Venture Agreement.

1.5     "Product" shall refer collectively to the MOSS System, MOSS Miami System
        ---------
        and New Products.


1.6     "Trademarks" shall mean the name "MOSS". "MOSS Miami" and "Motech" used
        ------------
        in conjunction with the sale or promotion of Product and any and all rights Biedermann GmbH has or may have hereafter acquire in one or more of such names throughout the Territory.

1.7     "Technology" shall mean all of the knowledge, techniques, processes,
        ------------
        data, designs, prints, drawings, specifications, procedures and other information of whatever type and configuration now in the possession of, or hereafter acquired by Biedermann GmbH relating to the manufacture of Products.

1.8     "Territory" shall mean every country throughout the world.
        -----------

1.9     "Company" shall mean DePuy Motech, Inc., a company more fully described
        ---------
        hereafter in Article II.

1.10    "Biedermann Companies" shall mean collectively, Biedermann GmbH, Ort-Med
        ----------------------
        B.V., a corporation existing under the laws of the Netherlands ("Ort-Med"), Biedermann Motech, and any other company in which Biedermann owns directly or indirectly, or exercises a controlling interest.

1.11    "Board" shall mean the Board of Directors of The Company.
        -------

1.12    "Technology Agreement" shall refer to and mean an agreement between The
        ----------------------
        Company and Biedermann Motech, attached as Attachment 3.

1.13    "Exclusive License Agreement" shall refer to and mean an agreement
        -----------------------------
        between The Company and Ort-Med, attached as Attachment 4.

1.14    "Consulting Agreement" shall refer to and mean an agreement between and
        ----------------------
        among The Company and Professor Jurgen Harms, M.D. and Harry Shufflebarger, M.D. attached as Attachment 5 as well as an Addendum to Consulting Agreement attached as Attachment 5A.

1.15 "Distribution Agreement" shall refer to and mean an agreement between and
     ------------------------
     among The Company, DePuy and Motech, attached as Attachment 6.

1.16 "Shareholders Agreement" shall refer to and mean an agreement between
     ------------------------
     DePuy and Biedermann GmbH, attached as Attachment 7.

1.17 "Various Agreements" shall mean collectively, the Technology Agreement,
     --------------------
     Exclusive License Agreement, Consulting Agreement, Distribution Agreement and Shareholders' Agreement.

1.18 "Manufacturing Services" shall mean the performance for or on behalf of
     ------------------------
     The Company of one or more of the steps required to produce products in final form ready for sale, including packaging, which are either performed by a Party to this Agreement or by an outside vendor for a Party to this Agreement.

1.19 "Distribution Services" shall mean the performance by a Party to this
     -----------------------
     Agreement for or on behalf of The Company of one or more of package design, labelling, display, promotion, ordering, selling, inventorying, accepting and processing orders from customers, for shipping, invoicing, collecting receivables, accepting returns, issuing credits for and paying commissions, including incentive and post termination compensation, on Products.

1.20 "Administrative Services" shall mean the performance by a party to this
     -------------------------
     Agreement for or on behalf of The Company of one or more tasks relating to the maintenance of the books and records of The Company, the performance of its legal obligations to various governmental and taxing authorities, including financial, accounting, corporate, legal, tax, insurance, litigation and such other services as the parties specify.

1.21 "Cost" shall mean:
     ------

     a) in case of Manufacturing Services, the out of pocket cost actually incurred in obtaining services from outside vendors, the actual manufacturing cost, including raw material, labor and factory overhead, but no profit, for Manufacturing Services performed by either DePuy or Motech for or on behalf of Customer.

     b) in the case of Distribution Services and Administrative Services, "Cost" shall mean the actual amount paid or incurred in producing, procuring, or delivering such a service. In those cases where Cost cannot be specifically identified, a reasonable approximation of cost shall be used. Neither DePuy or Motech shall realize any profit on any product or service to be provided at "Cost".

1.22 International Distributor List Price shall mean the number that is produced by a) multiplying The Company's then current United States list price by * percent (*%), b) further

*   Confidential portions omitted and filed separately with the Commission.

        multiplying the product produced in a) above by * percent (*%) and c) further multiplying the product produced in b) above by the *

1.23    "Fehling" shall mean Fehling Medical AG.
        --------

                                  ARTICLE II

FORMATION OF COMPANY
--------------------
The parties agree that effective as soon as possible after the execution of this Joint Venture Agreement, and the occurrence of the conditions precedent set forth in Article XIV, they will cause a new company to be formed under the laws of the State of Indiana to be named DePuy Motech, Inc.

2.1     Capital The paid-in capital of DePuy Motech, Inc., shall be a total of *
        -------
        Dollars ($ * ) of which * Dollars ($ * ) shall be paid in by DePuy and the remaining * Dollars ($ * ) shall be paid in by Biedermann GmbH. Provided, however, that while DePuy shall pay its portion in at the time The Company is incorporated, Biedermann GmbH may delay paying in its share for a period not to exceed the earlier of; a) the date when compensation is paid to Biedermann or his designee pursuant to Article IV or, b) six months following the date of incorporation of The Company by executing and delivering to The Incorporator of The Company, a promissory note, satisfactory to him in form and substance, evidencing such indebtedness which promissory note shall provide for the payment of interest at a rate of Twelve And One-Half Percent (12-1/2%) per annum.

2.2     Articles of Incorporation and By-Laws The Articles of Incorporation and
        -------------------------------------
        By-Laws of The Company shall be in substantially the forms as are set out in Attachments 8 and 9, respectively.

2.3     Shareholders' Agreement DePuy, Biedermann GmbH and Lutz Biedermann agree
        -----------------------
        that upon execution of Joint Venture Agreement, the performance of the Condition Precedent and the formation of The Company, they will also enter into the Shareholders' Agreement.

2.4     Directors DePuy and Biedermann GmbH agree that for so long as their
        ---------
        respective ownership of shares in The Company remain in proportion to each other as they are at The Company's incorporation, they will vote their shares in The Company so as to provide at all times for The Board to consist of at least five (5) members, one of whom shall be Biedermann, and four (4) of whom shall be employed or otherwise nominated by DePuy, or an affiliate of DePuy

*   Confidential portions omitted and filed separately with the Commission.

        engaged in the orthopaedic industry. Provided, however, the Parties agree that the Directors shall have the power to constitute an Executive Committee from among themselves, which the Executive Committee will be given authority to act on behalf of The Company in all matters to the fullest extent permitted by law. Unless otherwise agreed, no member of The Board shall receive remuneration from The Company.

2.5     Officers DePuy and Biedermann GmbH further agree that for so long as
        --------
        their respective ownership of shares in The Company remain in proportion to each other as they are at The Company's incorporation, they will vote their shares in The Company so as to provide for a President, who shall be nominated by DePuy, one or more Vice Presidents, no less than one of whom shall at all times be Biedermann, or his nominee, and such other officers as may, in the discretion of The Board, be desirable to permit The Company to operate effectively. Unless otherwise agreed, no officer shall receive any remuneration from The Company.


                                  ARTICLE III

ADDITIONAL CAPITAL REQUIREMENTS
-------------------------------

Should The Company require additional operating capital, it is the Parties' intention that such needs be met first by The Company borrowing funds from either one or both Parties to this Joint Venture Agreement or from a third party and that in any event such borrowing provides for the payment of interest equal to no less than prime plus Six Percent (6%), prevailing in the lending Party's country. In the event the laws of the United States or accounting principles, which are generally recognized or practiced in the United States with respect to companies of like nature and size, including without limitation such laws and/or principles relating to taxation, deductibility of expenses for tax or other purposes, thin capitalization or the ratio between The Company's debt and equity structure result in The Company violating such principle, and thereby losing the deductions of expenses or having debt treated in any way as equity, then, in that event, and only to the extent necessary to correct such violation of law and/or accounting principle, or to insure all debt is treated as debt, the Parties will make such additional capital contributions in proportion to their then current respective shareholdings. Unless otherwise agreed, such additional contributions shall be made by converting The Company's indebtedness to each Party into equity to an extent that results in the desired debt to equity ratio under the accounting principles. If, thereafter, additional capital contributions are required to achieve the desired ratio, they will be made as set forth above. Thereafter, if at any time The Company shall not have sufficient working capital (after taking into account all bank and other facilities available to it) to pay its debts as they fall due during the period of at least one year thereafter, the Parties will forthwith introduce such additional capital contributions, in proportion to their then current respective shareholdings, as are needed in order to put The Company in a position where it is and will be able to pay its debts as aforesaid.

                                  ARTICLE IV

COMPENSATION
------------

Upon execution of the Joint Venture Agreement and the occurrence of the Conditions Precedent set forth in Article XIV and the receipt of instructions from Biedermann specifying where and when to do so, DePuy Motech will pay to Biedermann or to whomsoever Biedermann may designate, the additional sum of * Dollars ($ *) ,as full and complete reimbursement to Biedermann and to the Biedermann companies for his and their past research, development and other efforts to develop MOSS and MOSS Miami, as payment for goodwill and as added consideration for entering into this Agreement, and the Various Agreements and persuading the Biedermann Companies and other third parties to enter into the Various Agreements.

                                   ARTICLE V

PURPOSE
-------

The purpose of the Joint Venture and The Company shall be to combine the existing development, design, talents and resources of the Biedermann Companies with the manufacturing and distribution abilities of DePuy to develop, design and manufacture and market Products, as well as to permit their sale by The Company in The Territory through the selling organizations of DePuy and its affiliates. While the specific understanding between The Company and the Biedermann Companies, as well as between The Companies and Dr. Shufflebarger and Professor Harms are set forth in the Various Agreements, for purposes of avoiding any misunderstanding, the Parties hereby agree as follows:
5.1 Subject to certain temporary distribution restrictions relating to the MOSS System in Europe and throughout the term of this Agreement, to no more than two hospitals as set out in the Exclusive License Agreement and Distribution Agreement, The Company is to acquire the right to make, have made and sell Products, and to utilize the services of the parties to the Various Agreements in this effort.
5.2 As compensation to Motech for providing The Company the manufacturing and technical ability to make or have others make the MOSS System, The Company will pay Motech compensation calculated at a rate equal to Four Percent (4%) of the Net Sales Price of MOSS System not produced by Motech or an outside vendor acting on behalf of Motech sold by The

*   Confidential portions omitted and filed separately with the Commission.

     Company anywhere in The Territory except Europe. Sales of MOSS System in Europe will not this * compensation no matter where such MOSS System is produced. Generally, it is the parties' intention that The Company sell MOSS System products in the United States made for it by DePuy or by third party vendors acting for DePuy, thereby incurring this financial obligation on such sales, and that The Company sell MOSS System products in Europe made for it by Motech or by third party vendors acting for Motech, thereby not incurring any liability to pay this * Motech for these sales. Product intended for sale in other than the United States or Europe shall be produced as The Company may hereafter determine after due consideration is given to all relevant factors, including the views of parties to this Joint Venture Agreement.

5.3 Additionally, the parties intend that The Company pay royalties to Ort-Med as the owner of Licensed Patents. Royalties paid to Ort-Med on MOSS System sold in all parts of The Territory except Europe, shall be equal to * Percent ( * %) of the Net Sales Price. With regard to the sale of MOSS System in Europe. The Company shall pay Ort-Med royalties calculated as follows:

        a. * percent ( * %) of the Net Sales Price during the first five (5) years following the execution of this Joint Venture Agreement. Provided, however, at such time as the royalty produced in this sub-paragraph plus the amount paid by Fehling as royalties after the date of this Joint Venture Agreement, plus the amounts paid as compensation to Motech under the Technology Agreement, plus the amount of compensation paid under the Consulting Agreement to Professor Harms equal * Dollars ($ * ), no further payments will be made to Licensor .

        b. * percent ( * %) of the Net Sales Price commencing on the first day of the sixth year following the execution of this Joint Venture Agreement and continuing for its remaining term.

     These royalties are intended to be shared between Ort-Med's owners, Biedermann, and Professor Harms and are intended to compensate them for their future efforts to consult on or assist in the promotion of The MOSS System and to continue their interaction with surgeons who use the MOSS System referred to as the MOSS Study Group, as well as royalty for licensed patents.

*   Confidential portions omitted and filed separately with the Commission.

5.4 With respect to MOSS Miami Products, the parties intend The Company to sell them throughout The Territory. In consideration of Motech's past and continuing research and development activities, manufacturing, engineering and clinical evaluation, The Company will pay compensation to Motech equal to * percent (* %) of the Net Sales Price of MOSS Miami products sold by The Company anywhere in The Territory except in Europe. The Company will also utilize the services of Professor Harms and Dr. Shufflebarger and pay them combined compensation equal to a total of * Percent (*%) of Net Sales Price of MOSS Miami as set forth in the Consulting Agreement. With respect to sales of MOSS Miami in Europe, The Company shall pay Motech compensation as follows:

          a. * percent (*%) of Net Sales Price of MOSS Miami during the first five (5) years following the execution of this Joint Venture Agreement. Provided, however, at such time as compensation produced in this sub-paragraph plus the amount paid as royalty for MOSS System under 5.3a above, plus the amount paid for New Products under 5.5a below, plus the amount paid to Professor Harms under the Consulting Agreement, plus the amount of royalties paid by Fehling as royalties after the date of this Joint Venture Agreement equal * Dollars($*), no futher payments will be made to Motech.

          b. * percent (*%) of Net Sales Price Of Moss Miami commencing on the first day of the sixth year and continuing throughout the last day of the tenth year of the term of this Joint Venture Agreement.

          c. * percent (*%) of the Net Sales Price commencing on the first day of the eleventh year and continuing throughout the remaining term of this Joint Venture Agreement.

5.5 With respect to New Products, the Parties intend that the Biedermann Companies, most notably Motech, will provide all of the initial designs of New Products conceived by Motech or others, produce prototypes and models of them and perform mechanical and clinical testing, as well as computer modelling on them to determine their safety and effectiveness and how best to manufacture them. For these services, and subject to Paragraph 5.6 below, Motech will be compensated at a rate of * Percent (*%) of the Net Sales Price of all New Products sold by The Company anywhere in The Territory except Europe, and third parties shall be compensated as is set forth in Paragraph 5.5 of the Technology Agreement. With respect to sales of the New Product in Europe, The Company shall pay Motech compensation as follows:

*   Confidential portions omitted and filed separately with the Commission.

a. * percent (*%) of the Net Sales Price of New Product occurring during the first five (5) years following the execution of this Joint Venture Agreement. Provided, however, at such time as the compensation provided for in the sub-paragraph plus the amounts paid under 5.3a) and 5.4a above, plus the amount of royalties paid by Fehling as royalties after the date of this Joint Venture Agreement, plus the amount paid to Professor Harms under the Consulting Agreement equal * Dollars ($*), no futher payments will be made.

b. * percent (*%) of the Net Sales Price of New Products commencing on the first day of the sixth year of the term of this Joint Venture Agreement and continuing for ten (10) years after the first sale of such New Product.

c.   Thereafter, * percent (*%) of the Net Sales Price of such New Product.

5.6 The Parties agree that The Company will help fund the research and development on New Products by reimbursing Motech for one half of the expenses incurred in this effort and the parties further agree that The Company will recoup these costs from future compensation otherwise payable to Motech all as set forth in the Technology Agreement.

                                  ARTICLE VI

MANUFACTURE OF PRODUCTS
-----------------------

The Parties intend that The Company will not manufacture Products. Rather they intend that Motech and DePuy will each manufacture products for The Company or contract with outside vendors to manufacture such products. Initially, the Parties intend that Motech will perform these Manufacturing Services for The MOSS System and MOSS Miami products that are sold in Europe and such other parts of The Territory as The Company may hereafter decide, and that DePuy, after receiving the information and assistance called for in the Technology Agreement, will perform Manufacturing Services on The MOSS System and MOSS Miami products sold in the United States and such other parts of The Territory as The Company may hereafter decide. In any event, the Parties agree that Motech will supply Manufacturing Services for the MOSS System and MOSS Miami for sales in Europe and such other parts of The Territory as The Company may, in its discretion, hereafter decide until at least the first day of January, 1994. Thereafter and until the first day of January, 1998, the Parties agree that Motech will continue to supply Manufacturing Services to MOSS System and MOSS Miami for

*   Confidential portions omitted and filed separately with the Commission.

sales in Europe and such other parts of The Territory as The Company may decide, if the Cost is competitive to what the Cost would be if such Products were produced by or on behalf of DePuy. New Products will be manufactured as the Parties may hereafter agree, but always after Motech fulfills its obligations under the Technology Agreement. After Products are manufactured by Motech, or DePuy as the case may be, they will be sold to The Company by the Party performing Manufacturing Services and The Company will be invoiced for them at cost by the Party performing such Manufacturing Services.

                                  ARTICLE VII

DISTRIBUTION OF PRODUCTS
------------------------

The Company will sell Products through DePuy's network of independent sales representatives and through affiliated as well as non-affiliated distributors outside the United States. The Distribution Services provided by DePuy are intended to be as broad and numerous as are necessary to permit The Company to avoid the need to hire employees to perform such services, inventory or ship Product, invoice customers, carry or collect Account Receivables from end users of Products or perform any other customer services. The Parties further intend that sales of Product in the United States will be used to compute the qualifying volumes of various incentive programs, including * , all as if Products were exclusively the product of DePuy. DePuy will invoice The Company at cost for the Distribution Services it performs. In this effort, The Company will assign the right to sell Product on DePuy's own invoice and hereby appoints DePuy as its agent to invoice, collect and remit to The Company (after deductions for the Cost are made), all sums collected on The Company's behalf as a result of sales of Product.

                                 ARTICLE VIII

ADMINISTRATIVE SERVICES
-----------------------

With the further intention of avoiding hiring employees and staffing The Company to perform Administrative Services for The Company, the Parties agree that they will undertake to perform such Administrative Services on The Company's behalf. Motech agrees it will perform such Administrative Services in Europe, and DePuy will perform Administrative Services in and for the rest of The Territory. The Company will be invoiced by Motech and DePuy at Cost for providing Administrative Services to The Company.

*   Confidential portions omitted and filed separately with the Commission.

                                  ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF BIEDERMANN AND BIEDERMANN GMBH
----------------------------------------------------------------

As a material inducement to DePuy to enter into this Joint Venture Agreement and the Various Agreements, but without making any promises regarding the future sales volume of The Company, Biedermann and Biedermann GmbH represents and warrants to DePuy as follows:

9.1  Organization Standing and Qualification Biedermann GmbH and each of the
     ---------------------------------------
     Biedermann Companies is duly organized under the laws the of jurisdictions mentioned above; is in good standing within such jurisdictions, has all of the requisite power and authority to enter into this Agreement as well as the other of the relevant Various Agreements to which it is a party, and that all requisite action has been taken by each of them to do so lawfully.

9.2  No Impediments Except for threatened claims made by Jules Falcon and his
     --------------
     company, Falcon Med., Inc. of Pennsylvania and litigation entitled, "Biedermann v. Ulrich", the latter of which might impair production of
     -----------    ------
     monoaxial bone screws in Germany only. Neither Biedermann nor any Biedermann company is aware of any legal, contractual, governmental requirements or other facts that in any way might impair the right or ability of either Biedermann or any of the Biedermann Companies from entering into the Various Agreements and fully performing the obligations set forth therein.

9.3  Ownership of Technology Biedermann or one or more of the Biedermann
     -----------------------
     Companies purporting to license or convey Technology in the Various Agreements, or both, or all of them as the case may be, has full right, title and interest in and to the Technology to which The Company acquires rights under the Technology Agreement, the patents to which The Company acquires a license under the Exclusive License Agreement and the Trademarks under both of said agreements.

9.4  Validity of Licenses Biedermann or one or more of the Biedermann Companies
     --------------------
     or both, or all of them as the case may be, has full right to grant the licenses and transfer technology on the terms set out in the Technology Agreement and Exclusive License Agreement and no one of them is aware of any fact, matter or claim that would in any way impair or limit such rights, or their singular or collective ability to do so.

9.5  FDA and Other Regulations All applicable FDA and other relevant approvals
     -------------------------
     have been obtained with respect to the MOSS System and to the best of Biedermann's and Biedermann GmbH's knowledge, their sale by The Company will not violate any law requiring prior governmental approval or listing in The Territory.

*   Confidential portions omitted and filed separately with the Commission.

9.6  Further Action  Biedermann and each of the Biedermann Companies will
     --------------
     perform such additional acts and sign and deliver such additional documents as may reasonably be necessary to give full effect and force to, and convey to The Company and DePuy the full benefit of, The Various Agreements, including, without limitation, the ability to sell MOSS System Products in the United States without violating any law or regulation relating to or imposed by the FDA.

9.7  Existing Business During the preceding three (3)years, purchases of MOSS
     -----------------
     Product by Jules Falcon and/or his company, Falcon Med,Inc. from the Biedermann Companies and purchases of MOSS System by Fehling Medical AG from the Biedermann Companies were as are shown on Attachments 2A and 2B respectively, and further that after exercising due diligence and their best efforts to make an informed judgement, Biedermann and Biedermann GmbH hold the good faith view that Fehling's sales to customers in 1992 were * Deutsche Marks (DM*) and Falcon Med's sales to customers in 1992 were * Dollars ($ *).

9.8  Existing Inventory  After exercising due diligence and, their best efforts
     ------------------
     to make an informed judgement, Biedermann and Biedermann GmbH represent and warrant that to the best of their knowledge as of the date of this Joint Venture Agreement, the inventory of MOSS Products held by Jules Falcon, and/or his company, Falcon Med, Inc., Fehling Medical AG and Biedermann Motech, Inc., are substantially as are shown on Attachment 2C .


                                   ARTICLE X
                                   ---------
REPRESENTATION AND WARRANTY OF DEPUY
------------------------------------
As a material inducement to Biedermann and Biedermann GmbH to enter into this Joint Venture Agreement and the Various Agreements, DePuy represents and warrants as follows:

10.1  Organization Standings and Qualifications  DePuy is a corporation duly
      -----------------------------------------
      organized under the laws of Indiana, is in good standing in all jurisdictions where it does business, has all requisite power and authority to enter into this Agreement and all requisite action has been taken to do so lawfully.

10.2  Further Action  It will perform such additional acts, and execute and
      --------------
      deliver such additional documents as may reasonably be necessary to give full effect and force to, and to convey to The Company, the full benefit of this Joint Venture Agreement and the Various Agreements.



*   Confidential portions omitted and filed separately with the Commission.

10.3  Authority  As necessary approvals have been obtained from its Board of
      ---------
      Directors and the signors of this Joint Venture Agreement have full authority to execute it on DePuy's behalf.

                                  ARTICLE XI

NON-COMPETITION
---------------
Except as permitted by the Various Agreements, and during the term of this Agreement, neither Party shall, without the express written consent of the other Party, work with any third party to develop, directly or indirectly, manufacture or sell any article or item that would be Products under this Joint Venture Agreement or any of the Various Agreements.

                                  ARTICLE XII

TERM
----
The term of this Agreement shall be for so long as the parties own shares in The Company.

                                 ARTICLE XIII

NON DISCLOSURE
--------------
Each Party shall hold in confidence and not disclose to any third party unless such third party is similarly obligated by non-disclosure and non-use requirements, and then only to carry out the purpose of this Agreement, any information received from the other Party or developed under this Agreement.

This obligation of confidentiality shall extend for the term of this Agreement and for a period of two (2) years following its termination. Provided, however, that no Party shall be obligated to maintain in confidence information which:

(a) is or becomes part of the public domain through no fault of the receiving Party,

(b) is obtained by the receiving Party from a source, other than the disclosing Party, under no obligation to the disclosing party with respect thereto, or

(c)  is independently developed by the receiving Party.

Neither Party will use confidential information disclosed by the other Party for any purpose that is not related to the purpose of this Joint Venture Agreement or any of the Various Agreements.

                                  ARTICLE XIV

CONDITIONS PRECEDENT
--------------------
14.1  To DePuy's Obligations.  The obligation of DePuy to perform any of its
      -----------------------
      promises contained in this Joint Venture Agreement and the Various Agreements shall be conditioned on the happening of the following:

     a. the execution and delivery by all of the other parties thereto of the Various Agreements.

     b. receipt by DePuy of laboratory and engineering data from Motech relating to the MOSS System demonstrating its safety and effectiveness to a reasonable degree of certainty to DePuy.

     c. Biedermann GmbH shall have executed and delivered the promissory note referred to in Paragraph 2.1 above.

     d. The Executive Committee of Boehringer Mannheim International shall have given its consent to DePuy's entering into this Joint Venture Agreement and the Various Agreements.

     e. DePuy shall have satisfied itself of the accuracy and acceptability of the costs Biedermann GmbH will charge for manufacturing services and agree with the system used to determine such costs and that the representations and warranties of Biedermann and Biedermann GmbH are true.

14.2 To Biedermann GmbH's Obligations The obligations of Biedermann GmbH to
     --------------------------------
     perform any of its promises contained in this Joint Venture Agreement shall be conditional on the happening of the following:

     a.  the execution and delivery by DePuy of the Various Agreements.

     b.  the payment by DePuy of * Dollars($*) as set forth in Article IV above.

     c. Biedermann GmbH and Biedermann shall have satisfied themselves of the accuracy and acceptability of the costs DePuy will charge for Administrative Services and Distribution Services and agree with the system used to determine such costs and that the Representations and Warranties of DePuy are true.

                                  ARTICLE XV

Breach The breach by any party to the Joint Venture Agreement of any of its
------
obligations under the Various Agreements shall not necessarily constitute a breach of this Joint Venture Agreement. However, a breach by any Party to the Joint Venture Agreement of any of its obligations therein, including the Representations and Warranties made by such Party which remains uncured after thirty (30) days' prior notice given by the non-breaching party, shall constitute a breach and shall entitle the non-breaching party to all remedies provided by law.

*    Confidential portions omitted and filed separately with the Commission.

                                  ARTICLE XVI

MISCELLANEOUS
-------------

16.1 This Agreement and the Various Agreements supersedes any previous agreements between the Parties in relation to the matters dealt with herein and represents the entire understanding between the Parties and shall be effective only when signed by all parties.

16.2 If any of the provisions of this Agreement are found by a court or other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect. Notwithstanding the foregoing, the Parties shall thereupon negotiate in good faith a mutually satisfactory provision to be substituted for the provision found to be void or unenforceable.

16.3 There shall be no modification, amendment, change or alteration of this Joint Venture Agreement unless the same shall be reflected in a written instrument executed by both of the Parties.

16.4 Neither Party shall be construed to have waived any of its respective rights or interests in this Joint Venture Agreement by a failure in any instance to assert that right or interest at the time such Party was entitled to assert that right or interest.

16.5 All pronouns used in this Joint Venture Agreement shall mean the masculine, feminine or neuter and singular and plural.

16.6 The headings of this Agreement are inserted for the convenience of the Parties and shall not affect the construction of any section or Article.

16.7 No failure or omission by either Party to carry out any of the obligations of this Joint Venture Agreement shall be deemed to be a breach of this Joint Venture Agreement to the extent that such failure or omission arises from a cause which is beyond the control of the Party and/or cannot be prevented by reasonable diligence on the part of that Party.

16.8 The construction, validity and performance of this Joint Venture Agreement shall be governed in all respects by the laws of the United States of America and the State of Indiana. The parties further agree that to the greatest extent permitted by law, the agreed venue shall be the United States District Court for the Northern District of Indiana and that each party shall waive the right to trial by jury.

16.9 Neither Party shall make any public announcements about the matters covered by this Joint Venture Agreement without the consent of the other Party.

      16.10 In the event any provision of this Joint Venture Agreement contradicts any provision of The Various Agreements or of the Articles of Incorporation or By-Laws of The Company, the provisions of this Joint Venture Agreement will control.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

BIEDERMANN MOTECH GMBH                  DEPUY INC.

BY  /s/ Lutz Biedermann                     BY  /s/ R. Michael McCaffrey
  ----------------------                      -------------------------------
       President                              President--DePuy Inc.

BY
  ----------------------


LUTZ BIEDERMANN, Individually


    /s/ Lutz Biedermann
------------------------

                                  *









  * Confidential portions omitted and filed separately with the Commission.

                                 ATTACHMENT 3
                             TECHNOLOGY AGREEMENT

By and between DEPUY MOTECH, INC., an Indiana corporation with offices in Warsaw, Indiana ("Licensee") and BIEDERMANN MOTECH GmbH, a corporate entity existing under the laws of Germany with offices in Schwenningen, Germany ("Licensor").

     WHEREAS Licensor has developed certain techniques, knowledge and know-how relating to the design, manufacture and sale of products intended for use in the surgical treatment of the human spine more specifically described below and,

     WHEREAS Licensor is owned by an affiliate of Licensor which is party to a Joint Venture Agreement to which Licensee is also a party which, Joint Venture Agreement among other things provides for the manufacture and sale of such products by or for Licensee and,

     WHEREAS Licensor and Licensee have agreed that it is in their best interests to enter into this agreement and to provide for the transfer of technology by Licensor to Licensee and the manufacture and sale of such products by Licensee or on Licensee's account.

     NOW THEREFORE in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

     DEFINITIONS-
     -----------

     1.1  "MOSS System" shall refer to and mean these items identified on
          -------------
          Attachment 1 which is intended to be substituted by a replacement, Attachment 1 sometime after the execution of this Joint Venture Agreement identifying those items by DePuy's Product code.

     1.2  "Net Sales Price" shall mean the gross invoice price at which Product
          -----------------
          is sold by or on behalf of Licensee to the first consignee not a party to this Technology Agreement, less commissions allowed to distributors, discounts allowed dealers, cash discounts, refunds, replacements or credits allowed to purchasers for return of Product or as reimbursement for damaged Product, freight, postage, insurance and other shipping charges, sales and use taxes, customs duties and any other governmental charges imposed on the production, importation, use or sale of Product. In the case of Product sold outside the United States, Net Sales Price shall be based on Licensee's then current International Distributor List Price (regardless of the transfer price actually charged) from which will be deducted the applicable discounts, refunds, credits and the like, as itemized above.

     1.3  "MOSS Miami" shall mean products tentatively identified on Attachment
          ------------
          2, which are the subject of a separate Consulting Agreement between Licensee, Professor Jurgen Harms

     ("Professor Harms") and Dr. Harry Shufflebarger ("Dr. Harry Shufflebarger") dated as of even date herewith.

1.4  "New Products" shall mean any product designed or developed by or for
     --------------
     Licensor that is neither a part of the MOSS System nor a MOSS Miami product, but is a product intended for use in the treatment of the human spine.

1.5  "Products" shall refer collectively to the MOSS System, MOSS Miami and New
     ----------
     Products.

1.6  "Licensor Produced Products" shall refer to any item of Product
     ----------------------------
     manufactured by Licensor or by a third party acting for Licensor which is sold to a third party by or on behalf of Licensee.

1.7  "Licensee Produced Products" shall refer to any item or Product
     ----------------------------
     manufactured by Licensee or by a third party acting for Licensee which is ultimately sold by Licensee to third party.

1.8  "Trademarks" shall mean the names "MOSS" and "MOSS Miami" used in
     ------------
     conjunction with the sale or promotion of Product and any and all rights Licensor has or may have in such names throughout the Territory.

1.9  "Technology" shall mean all of the knowledge, techniques, processes, data,
     ------------
     designs, prints, drawings, specifications, procedures and other information of whatever type and configuration now in the possession of, or hereafter acquired by, Licensor relating to the manufacture of Products.

1.10 "Territory" shall mean every country throughout the world.
     ----------

1.11 International Distributor List Price shall mean the number that is produced
     ------------------------------------
     by a) multiplying the Company's then current United States List Price by * percent (* %), b) further multiplying the product produced in a) above by * percent (* %) and c) further multiplying the product produced in b) above by the (*).

1.12 "Joint Venture Agreement" shall mean an agreement entitled, "Joint Venture
     -------------------------
     Agreement" of even date herewith between DePuy Inc., Biedermann Motech GmbH and Lutz Biedermann.

1.13 "Consulting Agreement" shall mean an agreement entitled, "Consulting
     ----------------------
     Agreement" of even date herewith between Licensee, Professor Jurgen Harms and Harry Shufflebarger, M.D.

1.14 "Fehling" shall mean Fehling Medical AG as defined in the Joint Venture
     ---------
     Agreement.


                                  ARTICLE II

LICENSEE AND TECHNOLOGY

Licensor hereby grants to Licensee a paid up exclusive license in and to Technology and the Trademarks to make, have made, and sell the Products and to trade upon in The Territory. Licensor

* Confidential portions omitted and filed separately with the Commission.

further agrees to transfer Technology to Licensee and to assist Licensee in its implementation and use by Licensee in a diligent manner and with a shared intention of enabling Licensee to begin to sell Licensee Produced Products at the earliest practical time after the execution of this Technology Agreement.

2.1 Licensor further undertakes to develop and produce Technology with respect to New Products in a diligent manner and in a way that is consistent with plans and objectives established by existing and future agreements and understandings between Licensor and Licensee regarding New Products and Licensee's needs hereafter.

2.2 Licensor further undertakes to cause its employees, agents and consultants to assist Licensee in enjoying the benefit of the provisions of this Technology Agreement to the fullest, practical extent.

2.3 Notwithstanding this grant of a license, the parties understand and agree that Licensor retains and shall have the right to make, have made and sell MOSS Miami and New Products for the limited purpose of supplying such products to no more than two (2) hospitals, one of which shall be limited to the institution where Professor Harms performs surgery and the other to be limited to the institution where Dr. S. Salger performs surgery. In the event either Professor Harms or Dr. S. Salger relocates his practice to an institution that already purchases Moss System, Moss Miami or New Products, Licensor agrees to pay in each of the next three (3) years, to the sales person or organisation already supplying such MOSS System, MOSS Miami or New Products, a sum equal * Percent (* %) of the sales volume of MOSS System, MOSS Miami and New Products sold to that institution in the twelve
     (12) months preceding the relocation of Professor Harms or Dr. S. Salger.

                                  ARTICLE III

COMPENSATION

Subject always to Licensee's unfettered right to set, alter, raise and lower prices of Product, Licensee agrees to pay compensation to Licensor in such amounts as are set forth below:

3.1  MOSS System Compensation equal to * percent * % of the Net Selling
     -----------
     Price of any and all components of the MOSS System sold anywhere in The Territory except Europe, which are also Licensee Produced Products. It is understood and agreed that the compensation specified in this paragraph will not be payable on sales of components of the MOSS System that are also Licensor Produced Products. No compensation will be paid on sales of MOSS System in Europe regardless of their place of manufacture.


* Confidential portions omitted and filed seperately with the Commission.

3.2  MOSS Miami Compensation equal to * percent * % of the Net Selling Price
     ----------
     of any and all components of the MOSS Miami System sold anywhere in The Territory except Europe. With respect to sales of MOSS Miami in Europe, The Company shall pay Motech compensation as follows:

     a.   * percent (* %) of Net Sales Price of MOSS Miami during the first five
          (5) years following the execution of this Technology Agreement. Provided, however, at such time as compensation produced in this paragraph 3.2 plus the amount paid as royalty under 5.3a) of the Joint Venture Agreement, plus the amount paid under 5.5 of the Joint Venture Agreement, plus the amount paid to Professor Harms under the Consulting Agreement, plus the amount of royalties paid by Fehling as royalties after the date of the Joint Venture Agreement equal *

          Dollars ($ *), no further payments will be made to Motech.

     b. * percent (* %) of Net Sales Price of Moss Miami commencing on the first day of the sixth year and continuing throughout the last day of the tenth year of the term of the Joint Venture Agreement.

     c. * percent (*%) of the Net Sales Price commencing on the first day of the eleventh years and continuing throughout the remaining term of the Joint Venture Agreement.
     *

3.3  New Products Subject to the provisions of Article IV below, compensation
     ------------
     equal to * Percent (* %) of the Net Selling Price of New Products sold anywhere in The Territory except Europe. With respect to sales of the New Product in Europe, The Company shall pay Motech compensation as follows:

     a. * percent (* %) of the Net Sales Price of New Product occurring during the first five (5) years following the execution of this Technology Agreement. Provided, however, at such time as the compensation provided for in this paragraph 3.3 plus the amounts paid under 5.3a) and 5.4a of the Joint Venture Agreement, plus the amount of royalties paid by Fehling after the date of this Joint Venture Agreement, plus one half of the amount paid under the Consulting Agreement equal * Dollars ($ *), no further payments will be made.

     b. * percent (* %) of the Net Sales Price of New Products commencing on the first day of the sixth year of the term of this Technology Agreement and continuing for ten (10) years after the first sale of such New Product.

     c.   Thereafter, * percent (* %) of the Net Sales Price of such New
          Product.

* Confidential portions omitted and filed separately with the Commission.

                                  ARTICLE IV

RESEARCH AND DEVELOPMENT EXPENSES
---------------------------------

In addition to the royalty and other compensation called for in Article III, Licensee agrees to reimburse Licensor for * percent (*%) of the actual costs incurred by Licensor in conducting research and development of New Products, and * percent (*%) of actual costs incurred by Licensor from and after the first day of December, 1992 for manufacturing-engineering, biomechanical testing, and clinical evaluation of MOSS Miami as well as travel and accommodation expenses incurred by Licensor as a result.

4.1     Condition Licensee's obligation to reimburse Licensor under this Article
        ---------
        shall be conditioned upon Licensor having obtained Licensee's written consent as part of an annual plan or otherwise to each project for which Research and Development expenses will or may be payable and further conditioned upon Licensor having provided an estimate of the anticipated expenses at the time such consent is obtained. Licensee's obligation shall then be limited to reimbursement for an amount equal to no more than * percent (* %) of such estimated amount of anticipated expenses.

4.2     Documentation and Invoicing Licensor agrees to provide Licensee such
        ---------------------------
        documentary evidence as may be reasonably requested by Licensee to verify the amounts which are to be paid under this Article IV and further agrees to invoice Licensee separately each quarter in United States Dollars at the commercial exchange rate of dollars to marks quoted in the Wall Street Journal as of the close of business on the last day of the quarter for which payment is being sought.

4.3     Set Off Provided, however, Licensee shall be permitted to recoup the
        -------
        reimbursement paid to Licensee as provided for in this Article IV from future payments of royalties and other compensation payable under
        Article III. Licensee shall be permitted to offset and deduct from compensation payable under Article III a sum that equals * percent (* %) of the Net Selling Price of Products for which compensation is payable under Article III for Product that was sold by Licensee during the quarter for which such payment is being made, and to continue such offsets and deductions from quarter to quarter until the full amount is recouped.



* Confidential portions omitted and filed seperately with the Commission.

                                   ARTICLE V

RIGHT OF FIRST REFUSAL ON NEW PRODUCTS
--------------------------------------

Licensor hereby grants to Licensee the right to acquire such Technology, or take a license under any inventions or patents or other intellectual property, as it or any of its affiliates may hereafter develop or acquire with respect to or concerning devices, instruments, techniques or procedures, relating to the manufacture or implantation of, or treatment concerning, devices intended for use on the human spine or spinal system.

5.1     Time Licensee will have the exclusive right to acquire, and Licensor
        ----
        hereby represents and warrants that it will not offer to a third party, the rights to acquire Technology, inventions, patents, or other intellectual property enumerated above for a period of one year after written notice, in sufficient detail to permit Licensee to make an informed decision, of Licensor's acquisition or anticipated acquisition of such technology or invention, patent or other intellectual property, has been given to Licensee.

5.2     Exercise of Right Licensee may at any time exercise its right to acquire
        -----------------
        or license such Technology, invention, patent or other intellectual property by giving notice of its election to do so within the one year period. Any products resulting from the exercise of this right shall become and be treated as New Products under this Technology Agreement.

5.3     Effect of Exercise Upon exercising the right set forth in this Article
        ------------------
        V, Licensee shall become obligated to reimburse Licensor for * percent (* %) of the research and development costs incurred by Licensor with respect to such Technology invention, patent or intellectual property after the date notice is given pursuant to Paragraph 5.2. This obligation to reimburse Licensor shall also give Licensee the right to recoup such sums on Future Products all as set forth in Paragraphs 4.1 and 4.2.

5.4     Effect of Failure to Exercise Should Licensee fail or refuse to exercise
        -----------------------------
        the right of first refusal provided herein, Licensor shall be free to license third parties.

5.5     Other Obligations At such time as New Products are to be sold, Licensee
        -----------------
        will also be required to pay an additional amount equal to no more than
        * percent (* %) of the Net Sales Price of New Products, either as compensation paid directly to third parties for consulting, surgeon presentation or champion services under a separate agreement or to Licensor if no such separate agreement exists as reimbursement for expenses actually incurred and paid to third parties for such services.


* Confidential portions omitted and filed seperately with the Commission.

                                  ARTICLE VI

CONSULTING ACTIVITIES
---------------------

Licensor agrees that it will cause its owner, Lutz Biedermann and its other employees, and will exercise its best efforts to persuade Professor Harms and Dr. Shufflebarger, to assist Licensee in Licensee's efforts to sell Products, including both Licensee Produced Products and Licensor Produced Products throughout The Territory. Such assistance will include, but not be limited to, the development of information, knowledge and expertise relating to Products which might not be Technology, including improvements thereto, and

        1. Conducting preclinical and clinical investigations and evaluation studies.

        2. Assistance in the preparation of Products labeling, package inserts and surgical techniques and improvements and modifications of the same, and training sales people in their use, benefits and applications.

        3. Rendering other assistance, collaboration and advice within the bounds of professional ethics which would make a favorable impact on the professional acceptance and use of Products.

        4. Rendering assistance in satisfying FDA requirements concerning the Products to include, if necessary, proving the safety and effectiveness of the Products and obtaining FDA approval to clinically study and commercially sell the same.

        5. Assisting Licensee, at Licensee's request and expense, in the presentation of scientific, clinical and related professional information to the medical community, at seminars conventions and learning centers in Professor Harms's operation room or other surgical sites in The Territory.

        6. Being available, at Licensee's request and expense, to informally discuss with Licensee, the progress of its and Licensee's efforts with respect to the Products at mutually agreeable times and places.

        7. Assisting Licensee in the defense of product liability suits and claims.


                                  ARTICLE VII


REPORTS
-------

Within ninety (90) days after the close of each calendar quarter of each year during the term of this Agreement (including the last day of any such calendar quarter following the expiration date of this Agreement ), Licensee shall report to Licensor all payments actually accruing under Article III during such calendar quarter. Such quarterly reports shall indicate for such calendar quarter the Net Sales Price of the Licensee Produced Product sold by Licensee with respect to which payment is due and the amount of such payment. In case no payment is due for any such period, Licensee shall so report. Licensee shall keep accurate records in sufficient detail to enable the aforesaid payments due under Article III to be determined. Upon the request of Licensor, Licensee shall permit an independent certified public accountant selected by Licensor to have access during regular business hours and upon reasonable notice to Licensee, to such of the records of Licensee as may be necessary to verify the accuracy of the reports made during any previous unaudited period, except that said accountant shall meet the prior approval of Licensee, which approval shall not be unreasonably denied, and, said accountant shall not disclose to Licensor any information except that which should properly have been contained in such reports and said audit right may not be exercised more than once in any one calendar year.


                                 ARTICLE VIII


TIMES AND CURRENCIES OF PAYMENT
-------------------------------

Payments for other than reimbursement of Research and Development costs shown to have accrued by each of the quarterly reports provided for under Article VII above shall be due and payable on the date such report is due and shall be paid in United States Dollars. Licensee will deduct or withhold from such payments and pay to the proper taxing authority all taxes or fees required by law or regulation to be deducted or withheld with respect to such payments and proof of payment secured and sent to Licensor as evidence of such payment, except as provided for with respect to research and development reimbursement as provided for in Article IV. The rate of exchange to be used in computing the amount of other currency and its equivalent to the United Stated Dollars due to Licensor shall be the exchange rate quoted in the Wall Street Journal as of the day payment is being made.


                                  ARTICLE IX

WARRANTY OF LICENSOR
--------------------
Licensor represents and warrants that it has and at all times during the term of this Technology Agreement, it will have full and exclusive right, title and interest in and to Technology and Trademarks, and all other forms of intellectual property that may be licensed or transferred to Licensee under this Technology Agreement, that it is not a party to any agreement and is not aware of any law, regulation, circumstance or fact that would limit its right to enter into this Technology Agreement or impair Licensee's rights as are set forth herein; and that it is not aware of any fact or circumstance that would lead a reasonable person to conclude any Product might infringe, or is claimed by anyone else to infringe, the intellectual property rights of a third party.

                                   ARTICLE X

CONFIDENTIALITY
---------------

Both Parties undertake to keep secret and confidential and not to disclose to any third party, except as it is necessary in carrying out the purpose of this Technology Agreement, any information it receives from the other Party concerning Product, their manufacture and sale or regulatory status. This obligation shall not, however, extend to:

1. Information, data and know-how which at the time of disclosure is in the public domain or publicly known or available;

2. Information, data or know-how which, after disclosure, becomes part of the public domain or publicly known or available by publication or otherwise, except by breach of this Agreement.

                                  ARTICLE XI

TERM
----

This Technology Agreement shall have an initial term of * and it will automatically renew for successive periods of * until at least * written notice by one party of its intentions to not renew is given prior to the expiration of the then current term. Provided, however, unless this Technology Agreement is terminated by Licensor (in which case no compensation shall be paid by Licensee) Licensee shall, subject to Article III with regard to sales of MOSS System, MOSS Miami and New Products in Europe, continue to pay compensation to Licensor after expiration of the term of this Technology Agreement as follows:

     a. * Percent (*%) of Net Sales shall be paid on MOSS System and MOSS Miami for a period of ten (10) years following the date of this Technology Agreement.

     b. * Percent (*%) of Net Sales shall be paid on New Products for a period of ten (10) years following each New Product's initial sale.

     c. * Percent (*%) of Net Sales shall be paid on MOSS System, MOSS Miami and New Products sold for so long as Licensor or Licensor's owner owns shares in Licensee.

 *


                                  ARTICLE XII

TERMINATION FOR CAUSE
---------------------

Failure by Licensor or Licensee to comply with any of the obligations and conditions herein contained, unless such failure results from or is caused by applicable laws or regulations, shall entitle

* Confidential portions omitted and seperately filed with the Commission.

the other party to give to the party in default notice requiring it to make good such default. If such default is not made good within ninety (90) days after the receipt of such notice, the notifying party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement by giving notice to take effect immediately. The right of either party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.

                                 ARTICLE XIII

SUCCESSORS AND ASSIGNS
----------------------
Licensee may assign its rights under this Exclusive License Agreement in whole or in part to any other company which is owned by or shares a common ownership with its capital stock, and which is engaged in the sale of orthopaedic products, which shall be submitted directly for Licensee hereunder. This Agreement shall not otherwise be assignable by Licensee without the prior written consent of Licensor. This Agreement shall inure to the benefit of the Licensor, its successors and assigns. It is expressly understood and agreed, however, that the assignor of any rights hereunder shall remain bound by the obligations hereof.

                                  ARTICLE XIV

NOTICES
-------
Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by registered mail, postage prepaid, addressed to such other party at its respective address.

                                  ARTICLE XV

ENTIRE AGREEMENT AND AMENDMENTS
-------------------------------
This Agreement contains the entire understanding of the parties with respect to the matter contained herein. The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by both parties hereto.

                                  ARTICLE XVI

GOVERNING LAW
-------------

This Agreement shall be construed in accordance with the laws of the United States and the State of Indiana. The parties further agree that to the greatest extent permitted by law, the agree venue shall be the United States District Court for the Northern District of Indiana, and that each party shall waive the right to be tried by jury.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


LICENSEE                                    DEPUY MOTECH, INC.


                                            By
                                               --------------------------------

                                            Its
                                               --------------------------------

                                            Date
                                                -------------------------------


LICENSOR:                                   BIEDERMANN MOTECH GmbH


                                            By
                                              ---------------------------------

                                            Its
                                               --------------------------------



                                            By
                                              ---------------------------------

                                            Its
                                               --------------------------------

                                       *


* Confidential portions omitted and filed separately with the Commission.

                                 ATTACHMENT 4

                          EXCLUSIVE LICENSE AGREEMENT


By and between DEPUY MOTECH, INC., an Indiana corporation with offices in Warsaw, Indiana ("Licensee") and ORT-MED B.V., a corporation validly existing under the laws of The Netherlands, having offices in Rotterdam, The Netherlands ("Licensor").


                                   WITNESETH

       WHEREAS Licensor represents and warrants to Licensee that it owns, and has the right to grant an exclusive license to, the "Licensed Patents" (as hereinafter defined) and,

       WHEREAS Licensee desires to obtain exclusive rights from Licensor in and to the Licensed Patents and,

       WHEREAS Licensor is willing to grant to Licensee such rights,

       NOW THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:


                                  ARTICLE 1

1. Definitions - As used in this Exclusive License Agreement, the following words and phrases will have meaning specified below.

       1.1  "Territory" shall, subject to the provisions of Article IV, mean
            -----------
            all countries of the world.
       1.2  "Devices" shall mean the medical devices identified in Attachment
            ---------
            1 hereto.
       1.3  "Licensed Patents" shall mean the patents and patent applications
            ------------------
            specified in Attachment 2 hereto and any and all other patents and patent applications in the Territory existing now or hereafter during the term of this Agreement which are owned or controlled by Licensor and which read on or cover any of the Devices, together with any and all patents that may issue or may have issued therefrom in the Territory (including any and all renewals, divisions, continuations, continuations-in-part, reissues, substitutions, confirmations, registrations, revalidations, revisions, extensions or additions of or to any of the aforesaid patents and patent applications). From time to time during the term of this Agreement, Licensor will provide Licensee, upon request, with an updated version of Attachment 2.

1.4  "Valid Claim" shall mean a claim respecting a Device pending
      -----------
     in a patent application or in an unexpired patent included within the Licensed Patents which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer. If in any country there should be two or more such decisions conflicting with respect to the validity of the same claim, the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal rank,then the decision or decisions upholding the claim shall prevail when the conflicting decisions are equal in number, and the majority of decisions shall prevail when the conflicting decisions are unequal in number.

1.5  "Product" shall mean any Device the manufacture, use or sale of which
     ---------
     would, but for this Agreement, infringe a Valid Claim.

1.6  "Net Sales Price" shall mean the gross invoice price at which Product is
     -----------------
     sold by or on behalf of Licensee to the first consignee not a party to this Exclusive License Agreement, less commissions allowed to distributors, discounts allowed dealers, cash discounts, refunds, replacements or credits allowed to purchasers for return of Product or as reimbursement for damaged Product, freight, postage, insurance and other shipping charges, sales and use taxes, customs duties and any other governmental charges imposed on the production, importation, use or sale of Product. In the case of Product sold outside the United States, Net Sales Price shall be based on Licensee's then current International Distributor List Price (regardless of the transfer price actually charged) from which will be deducted all the applicable discounts, refunds, credits and the like, itemized above.

1.7  International Distributor List Price shall mean the number that is produced
     ------------------------------------
     by a) multiplying The Company's then current United Stated list price by * percent (* %), b) further multiplying the product produced in a) above by * percent (* %) and c) further multiplying the product produced in b) above by the (*).


1.8  "Trademark" shall mean the name "MOSS" used  in conjunction with the
     -----------
     sale or promotion of Product and any and all rights Licensor has or may have in such name throughout the Territory.

1.9  "MOSS Miami" shall mean products not covered by Licensed Patents which are
     ------------
      the


                                          *Confidential portions omitted and
                                           filed separately with the Commission.

      subject of a separate Consulting Agreement between Licensee, Professor Jurgen Harms ("Professor Harms") and Dr. Harry Shufflebarger ("Dr. Shufflebarger") dated as of even date herewith.

1.10  "New Products" shall mean any product hereafter developed or
      --------------
      designed by Licensor, Licensee, Biedermann Motech GmbH or any other party not defined as a Product or MOSS Miami but which is sold by, with or under the MOSS name in conjunction with Products or MOSS Miami.

1.11  "Joint Venture Agreement" shall mean an agreement entitled "Joint Venture
      -------------------------
      Agreement" of even date herewith between DePuy Inc., Biedermann Motech GmbH and Lutz Biedermann.

1.12  "Technology Agreement" shall mean an agreement entitled "Technology
      ----------------------
      Agreement" of even date herewith between Licensee and Biedermann Motech GmbH.

1.13  "Fehling" shall mean Fehling Medical AG as defined in the Joint
      ---------
      Venture Agreement.

1.14  "Consulting Agreement" shall mean an agreement entitled "Consulting
      ----------------------
      Agreement" of even date herewith between Licensee, Professor Jurgen Harms and Harry Shufflebarger, M.D.

                                  ARTICLE II

GRANT
-----
Licensor hereby grants to Licensee an exclusive worldwide license, including the right to grant sublicenses, under Licensed Patents and to the Trademark, to make, have made, use, and sell Products and to trade thereupon.

                                  ARTICLE III

ROYALTIES
---------
A. In consideration of the licenses and rights granted by Licensor to Licensee hereunder, Licensee will pay or cause to be paid to Licensor a royalty equal to * percent (* %) of the Net Sales Price of Product sold in all parts of The Territory, except Europe. With regard to the sale of Product in Europe, The Company shall pay Ort-Med royalties calculated as follows:

      a. * percent (* %) of the Net States Price during the first five (5) years following the execution of this Exclusive License Agreement.


*Confidential portions omitted and filed separately with the Commission.

Provided, however, at such time as the royalty produced in this sub-paragraph plus the amount paid by Fehling as royalties after the date of this Exclusive License Agreement, plus the amounts paid as compensation to Motech under the Technology Agreement, plus the amount paid to Professor Harms as compensation under the Consulting Agreement equal * Dollars ($ *), no further payments will be made to Licensor.

b. * percent (* %) of the Net Sales Price commencing on the first day of the sixth year following the execution of this Joint Venture Agreement and continuing for its remaining term.

B. Additionally, Licensee agrees to pay compensation to Licensor equal to * Percent (* %) of Net Sales of Monoaxial Screws identified on Attachment 1 occurring anywhere in The Territory except Europe. Sales of monoaxial screws in Europe will earn royalties and be subject to the limitations all as set forth in A above.

C. The obligation to pay royalties to Licensor under this Article is imposed only once with respect to the same unit of Product regardless of the number of Valid Claims and Licensed Patents, if any, covering the same. There shall be no obligation to pay Licensor under this Article on sales of Product between Licensor and Licensee but in such instances the obligation to pay royalties shall arise upon the sale by on or behalf of Licensee to the first consignee not a party to this Exclusive License Agreement. Payments due under Paragraph A of this Article shall be deemed to accrue when payment for Product has been received by Licensee, or Licensee's agent from the first consignee who is not a party to this Exclusive License Agreement, whichever event shall first occur.

D. If a patent or patents of a third party should exist during the term of this Agreement in any country covering the manufacture, use or sale of any Product, and if after a good faith investigation by competent counsel it should prove, in Licensee's judgement, impractical or impossible for Licensee to continue the activity or activities licensed hereunder without obtaining a royalty-bearing license from such third party under such patent or patents. Licensee shall be entitled to a credit against the payments due hereunder of an amount equal to the royalty paid to such third party not to exceed * Percent (* %) of the royalty payment due under this Agreement, arising from the manufacture, use or sale of Product in said country.

                                      *Confidential portions omitted and filed
                                  4    separately with the Commission.

E. If at any time or from time to time a third party in any country shall, under right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Product with respect to which royalties shall be payable pursuant to Paragraph A of this Article, then Licensee, upon notice to Licensor and during the period such compulsory license shall be effective, shall have the right to reduce such royalty on each unit of Product sold in such country to an amount no greater than the amount payable by said third party in consideration of its compulsory license and provided that Licensor receives the benefit of such compulsory license.

F. Licensee shall at all times have the sole and unfettered right to set, alter, raise or lower the prices of any and all Products, during the term of this Exclusive License Agreement.

G.  If at any time Professor Harms ceases to perform services required under
    Article V, the applicable royalty rate shall be reduced by * Percent (* %) of the relevant Net Sales Price.

                                  ARTICLE IV

LIMITS ON TERRITORY
-------------------



A. NOTWITHSTANDING, the definitions of "Territory" contained in Article I, the parties understand and agree that the license granted herein shall not be effective so as to grant licensee the right to make, have made, use or sell Products or trade upon or use of the Trademark on the continent of Europe until the earlier of; (a) the date or dates upon which licensee shall have entered into separate agreements with the current distributor of Products, Fehling Medical AG, permitting Licensee to market Products in one or more countries of Europe, (b) Fehling Medical AG is no longer the distributor in any such part of The Territory for whatever reasons, or, (c) 1 January, 1996.

B. NOTWITHSTANDING, this grant of an exclusive license, the parties understand and agree that Licensor retains and shall have the right to make, have made and sell products that would otherwise infringe one or more Licensed Patents for the limited purpose of supplying such products to no more than two (2) hospitals, one of which shall be limited to the institution where Professor Harms performs surgery and the other to be limited to the institution where Dr. S. Salger performs surgery. In the event either Professor Harms or Dr. S. Salger relocates his practice to an institution that already purchases Products, Licensor agrees to pay in each of the next three (3) years, to the sales person or organization already supplying such Products a sum equal * Percent (* %) of

* Confidential portions omitted and filed separately with the Commission.

     the sales volume of Products sold to that institution in the twelve (12) months preceding the relocation of Professor Harms or Dr. Salger.


                                   ARTICLE V

CONSULTING ACTIVITIES
---------------------

A. Licensor agrees that it will cause its owner, Lutz Biedermann and will use its best efforts to persuade Professor Harms assist Licensee in its efforts to sell Products throughout The Territory. Such assistance will include, but not be limited to, the development of information, knowledge and expertise relating to Products, including improvements thereto, and

     1. Conducting preclinical and clinical investigations and evaluation studies.

     2. Providing assistance in the preparation of Products labeling, package inserts and surgical techniques and improvements and modifications of the same, and training sales people in their use, benefits and applications.

     3. Rendering other assistance, collaboration and advice within the bounds of professional ethics which would make a favorable impact on the professional acceptance and use of Products.

     4. Rendering assistance in satisfying FDA and other applicable regulatory agencies in The Territory, requirements concerning the Products to include, if necessary, proving the safety and effectiveness of the Products and obtaining FDA or other approval to clinically study and commercially sell the same.

     5. Assisting Licensee, at Licensee's request and expense, in the presentation of scientific, clinical and related professional information to the medical community, at seminars conventions and learning centers in Professor Harms's operation room or other surgical sites in The Territory.

     6. Being available, at Licensee's request and expense, to informally discuss with Licensee, the progress of its efforts with respect to the Products at mutually agreeable times and places.

     7. Assisting Licensee in the defense of product liability suits and claims.

B. Licensor agrees that it will continue, or will cause Mr. Lutz Biedermann and Professor Harms to continue at Licensor's expense, their current practice and activities regarding consultation with and use of Devices by surgeons of international renown, called the MOSS Study Group and to share with Licensee all data, results, suggestions and other information generated by or in conjunction with the MOSS Study Group.

C. While Licensor agrees that generally the foregoing services shall be performed at no additional cost to Licensee, the parties do agree that Licensee shall reimburse Licensor, Mr. Biedermann or Professor Harms for out of pocket, travel and lodging expenses, including First Class airfare incurred in the performance of these services. Licensee further agrees that it will pay Professor Harms one honorarium of * Dollars ($ *) per day for each day spent in general non-product specific training of an initial group of sales people, currently estimated to be for a period of approximately five (5) days.

                                  ARTICLE VI

MINIMUM SALES
-------------

A. Licensee agrees that during the first five (5) years of this Exclusive License Agreement, the total of all invoices evidencing sales of Product, together with the sales of MOSS Miami and New Products will equal no less than * Dollars ($ *) ("Minimum Sales") so long as Professor Harms continues his activities set forth in Article V and the United States Food and Drug Administration does not undertake any action to restrict or further limit the sale of MOSS Products in the United States during such time.

B. MINIMUM SALES will be increased to * Dollars ($ *) if the above conditions are met and MOSS Miami Products are available for general sale and distribution by the first day of October, 1993 and were available for display in their final form at Spinal Research Society meeting and SICOT (International Association of Orthopaedic Surgeons).

C. MINIMUM SALES will be subject to a further increase for sales of MOSS System, MOSS Miami and New Products in Europe by an additional * Dollars ($ *) at such time as Licensee has the right to both MOSS System and MOSS Miami in Europe. Calculation of the Minimum Sales shall be based on sales converted to Licensee's International Distributor List Prices and currency values are intended to be based on exchange rates in effect on the date of this Exclusive License Agreement, to the fullest extent it is possible to recreate or estimate them in the future.

       *Confidential portions omitted and filed separately with the Commission.

D. Provided, however, it is the intention of the parties that during the period in which Minimum Sales are relevant as outlined above, sales of all products, including MOSS System. MOSS Miami and New Products and in all countries will be aggregated without regard to their type or country in which they are sold to determine if and when the Minimum Sales are met. Further provided that in the event Licensee fails to meet or achieve Minimum Sales, Licensor's sole remedy will be the loss of exclusivity to the Licensed Patents under this Exclusive License Agreement.



                                  ARTICLE VII

REPORTS
-------

Within ninety (90) days after the close of each calendar quarter of each year during the term of this Agreement (including the last day of any such calendar quarter following the expiration date of this Agreement), Licensee shall report to Licensor all payments actually accruing under Article III during such calendar quarter. Such reports shall indicate for such calendar quarter the Net Sales Price of the Product sold by Licensee with respect to which payment is due and the amount of such payment. In case no payment is due for any such period, Licensee shall so report. Licensee shall keep accurate records in sufficient detail to enable the aforesaid payments due under Article III to be determined. Upon the request of Licensor, Licensee shall permit an independent certified public accountant selected by Licensor to have access during regular business hours and upon reasonable notice to Licensee, to such of the records of Licensee as may be necessary to verify the accuracy of the reports made during any previous unaudited period, except that: said accountant shall meet the prior approval of Licensee, which approval shall not be unreasonably withheld, and; said accountant shall not disclose to Licensor any information except that which should properly have been contained in such reports, and said audit right may not be exercised more than once in any one calendar year.

                                 ARTICLE VIII

TIMES AND CURRENCIES OF PAYMENT
-------------------------------

Payments shown to have accrued by each of the quarterly reports provided for under Article VII above shall be due and payable on the date such report is due and shall be paid in United States Dollars. Licensee will deduct or withhold from such payments and pay to the proper taxing authority all taxes or fees required by law or regulation to be deducted or withheld with respect to such payments and proof of payment secured and sent to Licensor as evidence of such payment. The rate of exchange to be used in computing the amount of local currency equivalent to the United States Dollars due to Licensor as royalty shall be the commercial exchange rate as reported in The Wall Street Journal as of the day payment is being made.

                                  ARTICLE IX

INFRINGEMENT
------------
In the event that a third party appears to be infringing one or more of the Licensed Patents or Trademarks, Licensee shall bring such infringement to the attention of Licensor. Licensor and Licensee may negotiate to bring an action for infringement, sharing on a predetermined cost sharing basis and each sharing in a recovery on that same basis. If Licensor does not institute or join with Licensee in bringing infringement proceedings against such third party within ninety (90) days after written notice from Licensee that such third party appears to be infringing one or more of the Licensed Patents, licensee shall have the right to take whatever steps in its own and sole discretion it shall deem advisable, including but not limited to, settlement or the filing of suit for damages or to enjoin such sales or offers for sale by such third party. Licensor agrees to perform all acts which may become necessary or desirable to vest in Licensee the right to institute any such suit and shall, upon reasonable notice, cooperate and, to the extent deemed necessary or desirable by Licensee and at Licensee's expense, participate in any suit to enjoin such infringement and to collect, for the benefit of Licensee, damages, profits and awards of any nature recoverable for such infringement. The costs and expenses of such suit or settlement shall be borne by Licensee initially and shall be deducted from royalties payable to Licensor. The recovery of damages in any such suit or settlement with any third party shall first be used to reimburse Licensee for costs and expenses of such suit or settlement and then inure to the benefit of Licensee.

                                   ARTICLE X
PATENT APPLICATIONS
-------------------
Licensor agrees that it shall be fully responsible at Licensor's cost for maintaining the Licensed Patents, in all jurisdictions where they have issued, diligently prosecuting application identified on Attachment B and filing for and prosecuting such renewals, divisions, continuations, continuations-in-part, reissues, substitutions, confirmations, registrations or revalidations, revisions and extensions of Licensed Patents.

                                  ARTICLE XI
FUTURE DEVELOPMENTS
-------------------
Licensor will disclose to Licensee all improvements relating to the Devices and Licensed Patents, which are invented, developed or otherwise acquired by Licensor during the term of this Agreement. Licensee shall automatically have, subject to all of the terms and conditions of this Agreement, but without any additional license fee or royalty other than as are called for in the Technology Agreement, a worldwide exclusive license, including the right to grant sublicenses, with respect to and under any patent or patent application which Licensor may secure of file thereon or in connection therewith. All such patents and patent applications shall be added to the Licensed Patents.

                                  ARTICLE XII
WARRANTY OF LICENSOR
--------------------
Licensor represents and warrants that it has and at all times during the term of this Exclusive License Agreement, it will have, full and exclusive right, title and interest in and to the Licensed Patents and Trademarks; that it is not a party to any agreement and is not aware of any law, regulation, circumstance or fact that would limit its right to enter into this Exclusive License Agreement or impair Licensee's rights set forth herein; and that it is not aware of any fact or circumstance that would lead to a reasonable conclusion any Device might infringe, or is claimed by anyone else to infringe, the intellectual property rights of a third party.


                                 ARTICLE XIII
CONFIDENTIALITY
---------------
Each party undertakes to keep secret and confidential and not to disclose to any third party, except as it is necessary in carrying out the purpose of this Agreement, during the term of this Agreement and for a period of two (2) years thereafter any information, data or know-how disclosed to it by the other party except:
1. Information, data and know-how which at the time of disclosure is in the public domain or publicly known or available;
2. Information, data or know-how which, after disclosure, becomes part of the public domain or publicly known or available by publication or otherwise, except by breach of this Agreement by the receiving party;

                    *Confidential portions omitted and filed separately with the Commission.

   3. Information, data or know-how which the receiving party can establish by competent proof was in its possession at the time of disclosure by the other party;

   4. Information, data or know-how which the receiver receives from a third party; provided, however, that such information was not obtained by said third party from the other party; and,

   5. Information, data, and know-how which the receiver derives independently of such disclosure.

                                  ARTICLE XIV
   EFFECTIVE DATE AND TERM
   -----------------------
   This Agreement will become effective on the day and year first written above and will remain in effect until and expire upon the expiration of the first to occur of; a) the expiration of the relevant Licensed Patent or, b) the last commercial sale of the relevant Product.


                                  ARTICLE XV

   TERMINATION FOR CAUSE
   ---------------------

   Failure by Licensor or Licensee or of any of its Subsidiaries to comply with any of the obligations and conditions herein contained, unless such failure results from or is caused by applicable laws or regulations, shall entitle the other party to give to the party in default notice requiring it to make good such default. If such default is not cured within ninety (90) days after the receipt of such notice, the notifying party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement by giving notice to take effect immediately. The right of either party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver of, or failure to take, action with respect to, any previous default.

                                  ARTICLE XVI

   RIGHTS AND OBLIGATIONS UPON TERMINATION
   ---------------------------------------

   A termination of this Agreement for any reason shall be without prejudice to:

   1. Licensor's right to receive all royalties accrued under Article III and unpaid on the effective date of such termination.

   2. Any other remedies which either party may then or thereafter have hereunder or otherwise. Upon termination of this Exclusive License Agreement prior to the completion of the term provided for in Article XIV, Licensee shall be permitted by Licensor to convert raw material Licensee has on hand into Product and to sell it as well as to sell Product Licensee has on hand. Provided that Licensee shall pay royalties thereon at the rate and at the time herein provided and render reports thereon in the manner herein provided.

                                 ARTICLE XVII

   SUCCESSORS AND ASSIGNS
   ----------------------
   Licensee may assign its rights under this Exclusive License Agreement in whole or in part to any other company with which it shares a common ownership of a majority of Licensee's capital stock and which is engaged in the sale of orthopaedic products, which shall be substituted directly for it hereunder. This Agreement shall not otherwise be assignable by Licensee without the prior written consent of Licensor. This Agreement shall inure to the benefit of the Licensor, its successors and assigns. It is expressly understood and agreed, however, that the assignor of any rights hereunder shall remain bound by the obligations hereof.

                                 ARTICLE XVIII
                                 -------------

   NOTICES
   -------
   Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if mailed by registered mail, postage prepaid, addressed to such other party at its respective address.

                                  ARTICLE XIX
                                  -----------

   ENTIRE AGREEMENT AND AMENDMENTS
   -------------------------------
   This Agreement contains the entire understanding of the parties with respect to the matter contained herein. The parties hereto may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by both parties hereto.

                                  ARTICLE XX


GOVERNING LAW
-------------

This Agreement shall be construed in accordance with the laws of the United States and of the State of Indiana. The Parties further agree that to the greatest extent permitted by law, the agreed venue shall be the United States District Court for the Northern District of Indiana and each Party shall waive the right to trial by jury.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


LICENSEE                                     DEPUY MOTECH, INC.


                                             By
                                                --------------------------------

                                             Its
                                                --------------------------------

                                             Date
                                                 -------------------------------


LICENSOR:                                    ORT-MED
                                                    ----------------------------

                                             By
                                                --------------------------------

                                             Its
                                                 -------------------------------

                                             Date
                                                 -------------------------------

                                       *








                    *Confidential portions omitted and filed separately with the Commission.

                                 ATTACHMENT 5


                             CONSULTING AGREEMENT

Made as of this ____ day of _____, 1993 by and among DePuy Motech Inc., an Indiana corporation, with offices in Warsaw, Indiana, ("DePuy Motech"), Professor Jurgen Harms, M.D. a resident of ______, Germany ("Professor Harms") and Harry Shufflebarger, M.D. a resident of ______ Florida, ("Dr.
Shufflebarger") ("Collectively Consultants").

     WHEREAS DePuy Motech wishes to obtain the consulting services of and advice of Consultants regarding the development and commercialization of a system of devices intended to be used in the surgical treatment of the human spine hereafter referred to as MOSS Miami, which are identified on Attachment 1 ("Products") and,

     WHEREAS Consultants are willing to render such services and advice to DePuy Motech.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:


                                   ARTICLE 1

     DUTIES OF CONSULTANTS
     ---------------------

     A. Consistent with their professional obligations and the parties' intention that they will continue their full time practice of medicine, Consultants agree to use their reasonable best efforts to work with DePuy Motech, at DePuy Motech's request, to assist in developing and presenting information, knowledge and expertise relating to the Products. Consultants' activities may include, but are not necessarily limited to:

         1.  Assisting in the design of Products and improvements thereto;

         2. Conducting preclinical and clinical investigations and evaluation studies;

         3. Assisting in the preparation of Products labeling, package inserts and surgical techniques and improvements and modifications of the same;

         4. Assisting in keeping DePuy Motech informed of recent developments and market trends in areas related to the Products;

         5. Rendering advice within the bounds of professional ethics on those things which would favorably impact on the professional acceptance and use of the Products;

         6. Rendering assistance as requested by DePuy Motech in satisfying FDA and similar foreign requirements concerning the Products to include, if necessary, assisting with proving the safety and effectiveness of the Products and obtaining FDA and foreign agencies' approval to clinically study and commercially sell the same.

         7. Assisting DePuy Motech in the defense of product liability suits and claims.

     B. Consultants agree to assist DePuy Motech, at DePuy Motech's request and expense, in the presentation of scientific, clinical and related professional information to the orthopaedic community at mutually convenient times and places by:

     1.    Speaking at seminars and related meetings;

     2. Opening their respective operating rooms to visiting surgeons. DePuy Motech acknowledges that whenever and wherever any part of the consulting services may be rendered at a hospital or other medical facility, consultants' obligations to render such services are at all times subject to the provisions of adequate consent by patients, attending physicians, the hospital or medical facility or any other interested parties. These services shall at all times be subject to applicable professional ethics.

C. Consultants shall be available, at DePuy Motech's request, to informally discuss with DePuy Motech the progress of Consultants' and DePuy's efforts with the respect to the Products at mutually agreeable times and places.

D. Consistent with the exercise of good medical judgement and allowing for good patient care, Consultants agree to become sufficiently familiar with the Products and their uses and design to permit each of them to render meaningful services under this Agreement by exercising reasonable and good faith diligence in this effort, including, but not limited to, the use of Products in their actual surgical cases.

E. The obligations of Dr. Shufflebarger under this Agreement shall not preclude him from attending and participating in events identified on Attachment 1, Appendix 1.

                                  ARTICLE II

TERM OF AGREEMENT
-----------------

The term of this Agreement shall commence on the date first written above and shall continue for a period of at least five (5) years from that date. Thereafter, this Agreement will automatically renew for successive periods of one (1) year each, unless one party serves on the other parties of his or its intention to not renew at least six (6) months prior to the expiration of the then current term. This Agreement may be terminated least six (6) months prior to the end of its term:

A. By any party upon thirty (30) days notice to the other parties and upon the approval of the other parties, except that such approval of DePuy Motech shall not be required if DePuy Motech discontinues actively marketing Product in substantially the same manner as similar products are marketed in the industry.

B. By any party, in the event another party commits a material breach of any provision of this Agreement, which breach remains uncured for a period of thirty (30) days following notice of its existence which is received by the breaching party from the other party.

C. By DePuy Motech, at any time, should DePuy Motech discontinue sales of the Product.

D. Provided, however, termination or failure to renew the term of this Agreement by or with respect to one of Professor Harms or Dr. Shufflebarger only shall not operate so as to terminate or fail to renew this Agreement as to the other of them. Further, provided, that this

     Agreement shall terminate immediately as to either Consultant in the event of his death or disability continuing for sixty (60) days in which case no compensation will accrue or be payable to him or his estate.

                                  ARTICLE III
COMPENSATION OF CONSULTANTS
---------------------------

In consideration of the services Consultants render under this Agreement, DePuy Motech agrees to pay Consultants a fee equal to the following:

A.   *  Percent (* %) of Net Sales of Product payable to Professor Harms.

B.   *  Percent (* %) of Net Sales of Product payable to Dr. Shufflebarger.

C. "Net Sales" is defined as the total monetary consideration actually received by DePuy Motech from sales of a Product by DePuy Motech to the first consignee, less salesperson's commissions, royalties payable in good faith to non-related third parties, trade discounts, allowances for conversion and exchange returns, freight, insurance and taxes payable on other than the income of DePuy Motech and duties. Provided, however, as to any market, Net Sales shall never be less than * Percent (* %) of the price at which any Products were originally sold in the relevant market.

D. DePuy Motech also agrees to reimburse Consultants, but not pay honoraria, for actual out of pocket expenses for travel, lodging, meals and other costs incurred during their performance of services under this Agreement.


                                  ARTICLE IV
RELATIONSHIP OF THE PARTIES
---------------------------

It is understood that nothing in this Agreement shall be construed to create the relationship of employer and employee between DePuy Motech and Consultants. Consultants will be deemed at all times to be independent contractors, and accordingly DePuy Motech will not make any deductions required by law to be made from compensation paid by an employer to an employee. As independent contractors, Consultants will be required to perform their duties only in accordance with the provisions of this Agreement. Neither this Agreement nor the consulting services performed hereunder shall be construed to create the relationship of principal and agent, partners or joint ventures between DePuy Motech and Consultants and neither party shall have the right to make any commitment for, or create any obligations on the behalf of, another.

                                   ARTICLE V
CONFIDENTIALITY
---------------

A. Consultants will hold in confidence for DePuy Motech and will not disclose to any third party or use for his or their own purposes without the written consent of DePuy Motech any unpublished information relating to new product development, research activities.


           *Confidential portions omitted and filed separately with the Commission.

     manufacturing processes, marketing plans, costs and pricing strategies of DePuy Motech with which Consultants become familiar as a result of their activities under this Agreement or which Consultants produces for DePuy Motech under this Agreement (hereinafter called "Confidential
     Information", other than in the event of termination resulting from a breach by DePuy Motech. Consultants' obligation under this paragraph will continue for three (3) years after the termination of this Agreement.
B. Consultants will not publish any Confidential information developed or disclosed under this Agreement without the prior written consent of DePuy Motech, which consent shall not be unreasonably withheld. If such consent is given by DePuy Motech, Consultants agree to give DePuy Motech a pre-print of any proposed publication containing such Confidential Information at least sixty (60) days prior to its submission or disclosure for review to a publisher, and further agrees that DePuy Motech will not be identified in such publication without DePuy Motech's approval. Consultants agree to make any changes directed by DePuy Motech during said sixty (60) days to protect the confidentiality of Confidential Information.
C. Consultants will require that any person or institution working for or with them on the subject matter of this Agreement sign an agreement to be bound by confidentiality and nonuse provisions similar to those imposed by this Agreement.
D. Provided, however, "Confidential Information" shall not include information which: (i) is or becomes public knowledge by acts other than those of Consultants, or (ii) is or becomes available to Consultants from a source other than DePuy Motech, which source has an unrestricted right to disclose the same to the Consultants, (iii) is required to be disclosed as a result of legal process or administrative proceedings, (iv) in the possession of Consultants prior to it having been disclosed by DePuy Motech, or (v) is of the type readily available by inspection of products offered for sale in the ordinary course of business of DePuy Motech or others. Consultants' obligation under this paragraph will continue for three (3) years after the termination of this Agreement.

                                  ARTICLE VI
INVENTIONS
----------
A. Any information pertaining to Products developed by either Consultant or by one of Consultants' employees while either is working within the scope of this Agreement shall belong to DePuy Motech. If DePuy Motech considers any such information to be inventions on which it wishes to apply for patents, U.S. or foreign, Consultants will, at the request of DePuy Motech, whenever made, execute or have executed all papers that DePuy Motech reasonably deems necessary for the filing and prosection of patent applications and for transferring to DePuy Motech legal title to the inventions, applications and any patents granted. DePuy Motech will bear all costs involved. Consultants' obligation under this paragraph will continue after the termination of this Agreement insofar as to they relate to activities which took place during the term of this Agreement.

B. As part of their services under this Agreement, Consultants will immediately disclose all information referred to above in Paragraph A to DePuy Motech and, at all times, keep DePuy Motech informed on the latest significant information that Consultants receive on the following matters:

     (i)    design modifications and improvements in Products.

     (ii) clinical investigations and clinical evaluation studies and other information relating to the same, and

     (iii) the preparation of labels and package inserts for the Products and any improvements and modifications to the surgical techniques related to the Products.

C. Should either one or both Consultants develop any improvements or modifications to the Products during the term of this Agreement or the two
     (2) years after the expiration or termination of this Agreement, Consultants shall advise DePuy Motech of such improvements or modifications, and DePuy Motech shall have a right of first refusal to acquire and utilize any such improvements or modifications at a price to be agreed upon by the parties. DePuy Motech shall be given ninety (90) days to evaluate any such improvements or modifications after DePuy Motech is advised of the details, and during this ninety (90) days Consultants will not disclose the improvements or modifications to any third party. Should DePuy Motech and Consultants fail to agree on a price within the ninety
     (90) days Consultants shall be free to solicit offers from third parties. In the event an offer is obtained from a third party, Consultants will convey the terms of that offer to DePuy Motech which will have the sole option for a period of thirty (30) days to match it. If DePuy Motech does not match the offer within the thirty (30) days Consultants shall be free to sell to the third party.

                                  ARTICLE VII

RETURN OF MATERIALS
-------------------

The Consultants acknowledge that DePuy Motech has exclusive right, title and interest in and to the Confidential Information. Disclosure of such Confidential Information to either Consultant by DePuy Motech shall not create in the Consultants' favor any rights, title or interest in or to such Confidential Information. Confidential Information of DePuy Motech furnished to either Consultant pursuant to this Agreement shall be and remain the property of DePuy Motech. Upon the termination of this Agreement or upon the request of DePuy Motech, the Consultants will return to DePuy Motech all physical embodiments of such Confidential Information and all other materials and copies thereof

Provided by DePuy Motech in connection with the Consulting Services which are in existence at the date of such termination or request and are in the Consultants' possession or under their control. No copies of such materials, in written, printed, or machine readable form, will knowingly be retained thereafter by Consultants.

                                 ARTICLE VIII
RECORDS
-------
A. DePuy Motech agrees to keep true and accurate records of accounts showing the number of units of Products sold by it and to render quarterly statements for each calendar quarter to each Consultant on the thirtieth
     (30th) day of the month subsequent to the end of the previous calendar quarter, previous calendar showing the dollar volume of such Products sold by it during the preceding calendar quarter, the amount of Net Sales, and to pay Consultants the amounts that are due for such calendar quarter in accordance with Article III herein.

B. DePuy Motech shall make all financial payments in U.S. dollars or in such other currencies converted from U.S. dollars at a rate equal to the commercial exchange in effect in New York, New York on the day payment is made, including payments on Net Sales of Product sold outside the United States.

C. With each such quarterly statement, DePuy Motech shall also reimburse Consultants for out-of-pocket travel and related expenses incurred by either of them at the request of DePuy Motech during such previous calendar quarter and for which appropriate documentation has been furnished to DePuy Motech.

D. DePuy Motech agrees, at the request and expense of either Consultant, to permit an independent accountant, selected by such Consultant (except one to whom DePuy Motech has some reasonable objection), to have access during ordinary business hours to such records as may be necessary to verify DePuy Motech's calculations of compensation payments to Consultants. Provided, however, that the independent accountant shall be required as a condition to conducting such examination to agree that no copies of such records will be made or retained by him and that any information obtained by him will not be disclosed to third parties.

                                  ARTICLE IX
PRICE
-----
Subject to the provisions of Article III C, it is understood and agreed that the price of each Product will be fixed by DePuy Motech and DePuy Motech shall have the full power and authority to change The Price by either raising or lowering the price as it shall see fit any time without notice to Consultants.

                                   ARTICLE X
DEFINITION OF SALE
------------------
For the purpose of this Agreement and the payments due Consultants under Article III, Products shall be considered as sold when payment for the same has been received by DePuy Motech from the purchaser when such Products have been sold by DePuy Motech.

                                  ARTICLE XI
CONSULTANTS' EXCLUSIVE SERVICES
-------------------------------
Each Consultant agrees that for so long as he receives compensation from DePuy Motech and for an additional period of one (1) year thereafter, unless DePuy Motech either a) terminates this Agreement, b) discontinues its efforts to actively promote the sale of Product, or c) is in default of one or more of its material provisions he will not consult with third Parties about or participate in the design of products intended for the same use as Products

                                  ARTICLE XII
WAIVER
------
No failure by any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver, nor shall any single or partial exercise of that right or any other right hereunder by any party.

                                 ARTICLE XIII
ENTIRETY CLAUSE
---------------
This Agreement supersedes all previous oral and written agreements between the parties and constitutes the only and entire understanding between the parties with respect to the subject matter of this Agreement.

                                  ARTICLE XIV
ASSIGNABILITY
-------------
Neither Consultant shall not have any power, right, or entitlement to assign his obligation hereunder but may assign his right to receive future payments of compensation without consent of DePuy Motech.

                                  ARTICLE XV
FURTHER ACTION
--------------
The parties shall, consistent with this Agreement, execute and deliver all documents, provide all information, and take or forebear from all such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

                                  ARTICLE XVI

AGREEMENT AND COUNTERPARTS
--------------------------

This Agreement and any amendments hereto may be executed in several counterparts, and when executed, shall constitute on agreement inuring to the benefit of, and binding upon all the parties and their respective successors, notwithstanding that all are not a signatories to the original or same counterpart.

                                 ARTICLE XVII

GOVERNING LAW
-------------

This Agreement shall be governed by and interpreted under the laws of the State of Indiana.


                                 ARTICLE XVIII

SEVERABILITY
------------

In the event any provision of this Agreement shall be held unenforceable or invalid, all other provisions shall survive and be enforceable in accordance with their terms.

IN WITNESS WHEREOF, the parties to this Agreement have recorded their signatures and made this Agreement effective as of the date first written above.


DATE:                 Professor Jurgen Harms, M.D.
     ------------     ----------------------------


DATE:                 Harry Shufflebarger, M.D.
     ------------     ----------------------------



                      DEPUY MOTECH, INC.

                      BY:
                         ------------------

DATE:                 Title:
     -------------          ------------------

                                 ATTACHMENT 5A


                       ADDENDUM TO CONSULTING AGREEMENT


By and among DePuy Motech Inc. and Professor Jurgen Harms


Notwithstanding the terms of that certain Consulting Agreement by and among DePuy Motech Inc., Professor Jurgen Harms and Harry Shufflebarger, M.D. ("The Agreement"). Professor Harms hereby agrees and acknowledges that with respect to sales of MOSS System, MOSS Miami and New Products, at such times as Ort-Med or Motech, as the case may be, cease to accrue royalties during the first five years of the Joint Venture Agreement, his right to receive compensation under this Consulting Agreement on the sale of MOSS Miami in Europe, shall also cease. The right to receive compensation under this Consulting Agreement on sales outside of Europe shall continue in full force and effect. The right to receive compensation on sale of MOSS Miami in Europe will revive on the first day of the sixth year of the Joint Venture Agreement.




                   _____________________________________________
                              Professor Jurgen Harms

                                       *





                                   *Confidential portions omitted and filed
                                    separately with the Commission.

                                 ATTACHMENT 6

                            DISTRIBUTION AGREEMENT

Made as of the___day of_____, 1993, by and among DEPUY MOTECH, INC., an Indiana corporation with offices in Warsaw, Indiana ("Customer"), DEPUY INC., also an Indiana corporation with offices in Warsaw, Indiana, ("DePuy"), and BIEDERMANN MOTECH GmbH, a corporation existing under the laws of Germany with offices in Schwinningen, Germany ("Motech").

     WHEREAS Customer is a newly formed company owned entirely by DePuy and an affiliate of Motech, by the name of Biedermann Beteiligungs GmBH, ("Biedermann GmbH") for the purpose of distributing products intended for use in the surgical treatment of the human spinal system and,

     WHEREAS DePuy and Biedermann GmbH are parties to a Joint Venture Agreement dated as of even date herewith, the purpose of which is to combine their respective manufacturing capabilitie, sales and marketing efforts, and experience and know-how to effectively compete in the spinal market and,

     WHEREAS both DePuy and Motech have agreed to supply Customer with goods and services in this effort.

     NOW THEREFORE, the parties have agreed as follows:


                                   ARTICLE 1

1.   DEFINITIONS - As used in this Agreement, the following words and phrases
     -----------
     will have the meaning specified below.

     1.1  "MOSS System" shall refer to and mean those items identified on
          -------------
          Attachment, which is intended to be substituted by replacement Attachment 1 sometime after the execution of this Joint Venture Agreement identifying those items by DePuy's Product codes.

     1.2  "MOSS Miami" shall refer to and mean those items identified on
          ------------
          Attachment 2.

     1.3  "New Products" shall mean products that may hereafter be sold by
          --------------
          Customer which are neither MOSS System or MOSS Miami products.

     1.4  "Products" shall mean any and all items that are now a part of the
          ----------
          MOSS System or hereafter becomes part of the MOSS Miami or New
          Products.

     1.5  "Manufacturing Services" shall mean the performance for or on behalf
          ------------------------
          of Customer of one or more of the steps required to produce products in final form ready for sale, (including packaging and sterilization) which are either performed by a party to this Agreement or by an outside vendor for a party to this Agreement.

     1.6  "Distribution Services" shall mean the performance by a party to this
          -----------------------
          Agreement for or on behalf of Customer of one or more of package design, labelling, display, advertising, promotion, ordering, selling, inventorying, accepting and processing orders from customers, for shipping, invoicing, collecting receivables, accepting returns, issuing credits for and paying commissions on Products.

     1.7  "Administrative Services" shall mean the performance by a party to
          -------------------------
          this Agreement for or on behalf of Customer of one or more tasks relating to the maintenance of the books and records of Customer, the performance of its legal obligations to any governmental, regulatory,
                                                  ---
          and taxing authorities, including financial, accounting, corporate, legal, tax, insurance, litigation and such other services as the parties may hereafter specify.

     1.8  "Cost" shall mean:
          ------

          a) In the case of Manufacturing Services, the out of pocket cost actually incurred in obtaining services from outside vendors, the actual manufacturing cost including raw material, labor and factory overhead, but no profit, for Manufacturing Services performed by either DePuy or Motech for or on behalf of Customer.

          b) In the case of Distribution Services and Administrative Services, "Cost" shall mean the actual amount paid or incurred in producing, procuring or delivery service. In those cases where cost cannot be specifically identified, a reasonable approximation of cost shall be used. Neither DePuy or Motech shall realize any profit on any product or service to be provided at "costs".

     1.9  "Territory" shall mean every country throughout the world.
          -----------

                                  ARTICLE 11


     APPOINTMENT OF CUSTOMER
     -----------------------
     DePuy and Motech each hereby appoints Customer, and Customer hereby agrees to serve as its and their exclusive distributor of Products throughout The Territory.

     2.1  Notwithstanding, the definitions of "Territory" contained in
          ---------------
          Article 1, the parties understand and agree that the rights granted herein shall not be effective so as to grant Customer the right to sell the MOSS System on the continent of Europe until the earlier of;
          a) the date or dates upon which Customer shall have entered into separate agreements with the current distributor of MOSS Systems, Fehling Medical AG, permitting Licensee to market Products in one or more Countries of Europe, b) Fehling Medical AG is no longer the distributor in any part of The Territory for whatever reason, or c) 1 January, 1996.


     2.2  LIMIT ON EXCLUSIVITY

            Notwithstanding, the grant of exclusive rights to sell Products,
            ---------------
            the parties understand and agree that Motech retains and shall have the right to sell Products to no more than two (2) hospitals, one of which shall be limited to the institution where Professor Jurgen Harms, M.D.

("Professor Harms") performs surgery and the other to be limited to the institution where Dr. Salger ("Dr. Salger") performs surgery. In the event either Professor Harms or Dr. Salger relocates his practice to an institution that already purchases Products from Customer, Motech agrees to pay in each of the next three (3) years, to the sales person or organization already supplying such Products a sum equal to * Percent (* %) of the sales volume of Products sold to that institution in the twelve (12) months preceding the relocation of Professor Harms or Dr. Salger.

                                  ARTICLE III
                                  -----------

AGREEMENT TO SUPPLY CUSTOMER
----------------------------

DePuy and Motech agree with each other and with Customer to supply, and Customer agrees to purchase exclusively from DePuy and Motech, Manufacturing Services, Distribution Services, and Administrative Services as Customer may require in order to meet its obligations under this Agreement.

                                  ARTICLE IV

COST OF SERVICES
----------------

DePuy and Motech agree with each other and with Customer that Customer will be invoiced the Cost of Manufacturing Services, Distribution Services or Administrative Services, provided to Customer as the case be under Article II, and that no extra charges for profits, interest or the recovery of indirect costs, other than those that are defined as Costs, will apply or be payable by Customer.

                                   ARTICLE V

VERIFYING COSTS
---------------

A. DePuy and Motech agree with each other and with Customer that in determining Costs, they will follow generally accepted accounting principles as are consistently applied in preparing their own internal financial analysis and reports and as are used in the conduct of their other business activities.

B. DePuy and Motech agree that no later than ninety (90) days following the end of each calendar quarter, each will furnish to the other, and to Customer quarterly statements reflecting the total amount of Costs to be charged to Customer for the prior calendar quarter, together with sufficient back-up data and receipts to reasonably verify the accuracy of the information contained in such quarterly statement and compliance with this Agreement.

C. Upon the request of either Motech or DePuy, the other shall permit an independent certified public accountant selected by the requesting party to have access during regular business

            *Confidential portions omitted and filed separately with the Commission.

     hours and upon reasonable notice to the other party to such of the records of the other party as may be necessary to verify the accuracy of invoices and costs charged Customer during any previous unaudited period, except that: said accountant shall meet the prior approval of the other party, which approval shall not be unreasonably denied, and; said accountant shall not disclose to anyone, including the requesting party, any information except that which should properly have been contained in such invoices, and said audit right may not be exercised more than once in any one calendar year.

                                  ARTICLE VI

CUSTOMER OBLIGATIONS
--------------------

6.1  Customer hereby agrees to:

     a) promote at its own cost, the Products throughout the Territory to the best of its ability;

     b) exhibit prominently and promote Products at appropriate occasions, including, without limitation, at appropriate medical conventions and meetings;

     c)    provide good service to the users of Products;

     d) carry a sufficient inventory to meet demands of the customers of The Territory;

     e) maintain confidentiality of information identified as confidential by DePuy and Motech;

     f) not make any representation or give any warranty relating to or in connection with the Products, except as specifically authorized by DePuy and Motech;

     g) inform DePuy and Motech of any statutory regulation applicable in the Territory to Products;

     h) to maintain true and accurate records of all transactions involving Products and to make such records available to DePuy or Motech if requested for legitimate business purposes, including specifically for purposes involving product recalls, product complaints or litigation;

     i)    comply with all applicable laws and regulations in The Territory;

     j) not hire or retain any government official to render services in connection with the sale or planned sale of Products in the Territory; and

     k) to use Customer's all reasonable efforts to attain the sales goal for The Territory established from time to time by DePuy and Motech. Customer agrees to not sell products competitive with Products unless Customer is specifically authorized in writing by DePuy and Motech to do so.
6.2 Provided, however, it is understood that Customer will meet the foregoing obligations in part by employing Distribution Services and Administrative Services.
6.3 Customer further agrees that it will not, without the written consent of DePuy and Motech, purchase from a person not a party to this Agreement, any item which would be Product if it were manufactured by or for DePuy or Motech on Customer's behalf.

                                  ARTICLE VII
TRADEMARKS
----------

Customer shall be at liberty to sell the Products in The Territory under the names, marks, trademarks, get-up, and combinations thereof owned by DePuy or Motech. DePuy and Motech grants to Customer the right to use the trademarks "DePuy", "Motech", "Moss", and "Moss Miami" and the logo form associated with them to identify Products. Customer shall not have nor acquire any other right, title, or interest of any kind whatsoever into or upon any part of any label, ticket, trademark, trade name, or get-up on or applied to the Products by DePuy or Motech. If any proprietary rights or goodwill in connection with the trademarks or trade names set out above inures to Customer's benefit for any reason, Customer shall disclaim the same at termination and shall execute any documents necessary to transfer the same back to its original owner. Customer may not register any trademark or logo with any governmental entity without the express written consent of its owner.

                                 ARTICLE VIII
ORDERING AND INVOICING
----------------------

Customer, either directly or through the use of Distribution Services, will provide DePuy or Motech, as the case may be, of twelve month rolling forecasts of its anticipated needs for Product and will issue a firm purchase order for Product to be obtained through Manufacturing Services at least once each calendar quarter with no less than ninety (90) days lead time before the scheduled delivery dates. DePuy and Motech shall issue monthly invoices as provided for under Articles III through V to charge Customer for Manufacturing Services, Distribution Services and Administrative Services performed during the preceding month. The amounts on these invoices shall become due and payable thirty (30) days following the invoice date but may be set off against any sum or sums owed by either Motech or DePuy to Customer.

                                  ARTICLE IX

   NO ASSIGNMENT
   -------------

   This Agreement cannot be assigned by the Customer without the previous consent in writing of DePuy and Motech.

                                   ARTICLE X


   TERM AND TERMINATION
   --------------------

   A. This Agreement shall be for an initial period of five (5) years from the date first written above and will thereafter automatically be extended for further periods of one (1) year, unless and until terminated by one party giving to the other parties not less than sixty (60) days notice in writing.


   B. This Agreement, however, can be terminated by any party on thirty (30) days notice in the event of any of the following:

         i. Any party becomes bankrupt or enters into any arrangement with its creditors.
         ii. A major part of any party's assets or ownership of a controlling part of its capital stock becomes subject to the control of a party not presently a stockholder or not an assignee of such party's rights as permitted by any agreement between DePuy and Motech.

                                  ARTICLE XI


   RELATIONSHIP OF PARTIES
   -----------------------

   This relationship is solely that of a buyers and sellers and Customer is in no way the legal representative of DePuy and Motech and shall not assume any obligations of any kind, implied or expressed, on behalf of DePuy or Motech. Customer's purchases of Manufacturing Services, Distribution Services, or Administrative Services, will be made as an independent contractor and nothing in this Agreement is intended to make Customer a direct agent of DePuy or Motech in any way.


                                  ARTICLE XII

   FORCE MAJEURE
   -------------

   The failure by any party to perform any term of this Agreement when caused by or results from fire, floods, embargoes, government regulations, war (whether declared or not), insurrections, riots, strikes, lockouts, acts of God, shortage of fuel, raw material, equipment, transportation of containers, or any other cause beyond the control of such party shall not constitute a default or breach under any term of this Agreement.

                                 ARTICLE XIII

   GOVERNING LAW
   -------------
   This Agreement is subject to the laws of the State of Indiana, U.S.A. The Parties further agree that to the greatest extent permitted by law, the agreed venue shall be the United States District Court for the Northern District of Indiana and each party shall waive the right to trial by jury.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

DEPUY INC.                                        BIEDERMANN MOTECH GmbH

BY:                                               BY:
   ------------------------                          ------------------------

                                                  BY:
                                                     ------------------------

DEPUY MOTECH, INC.

BY:
   ------------------------

                                       *


                                        *Confidential portions omitted and filed
                                         separately with the Commission.

                                 ATTACHMENT 7

                            SHAREHOLDERS' AGREEMENT

Made as of the     day of          1993, by and among DePuy Motech, Inc., an
               ---        --------
Indiana corporation with offices in Warsaw, Indiana ("Corporation"), DePuy Inc.,
                                                                           ---
an Indiana corporation with offices in Warsaw, Indiana, ("DePuy") and Biedermann
                                       ----------------
Beteiligungs-GmbH, a corporate entity existing under the laws of Germany with offices in Schwenningen, Germany ("Biedermann GmbH") and Lutz Biedermann ("Biedermann"), an individual. DePuy, Biedermann GmbH and Biedermann are hereinafter collectively referred to as "Shareholders."

                                  WITNESSETH

WHEREAS, Corporation is authorized to issue three million (3,000,000) shares of common stock having no par value; and

WHEREAS, DePuy owns two million, four hundred thousand (2,400,000) of such shares and Biedermann GmbH owns six hundred thousand (600,000) of such shares; and

WHEREAS, Lutz Biedermann is the sole shareholder and owner of Biedermann GmbH;
and

WHEREAS, Shareholders and the Corporation agree that the continued success and best interests of the Corporation require their execution of this Agreement to prevent strangers not willing or able to contribute to the success and harmony of the Corporation from becoming shareholders and to establish relationships among themselves with respect to the conduct of the affairs of the Corporation.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the parties hereto agree as follows:

1.      ADOPTION OF RECITALS
        --------------------

        1.1  Adoption.  All of the foregoing preliminary paragraphs and recitals
             --------
        are made a part hereof as though set forth herein verbatim.

2.      PROHIBITION AGAINST LIFETIME TRANSFERS
        --------------------------------------

        2.1 Shares Affected. This Agreement is entered into with respect to all
            ---------------
        shares of the capital stock of the Corporation now or hereafter owned by the Shareholders (hereinafter referred to as the "Shares" ) for the purpose of protecting the Corporation and the Shareholders in the event any Shareholder seeks to dispose of any of his shares or if the sole Shareholder of Biedermann GmbH dies or becomes totally disabled and to provide for continuity in the management of the Corporation.

2.2 Prohibited Transfers. Except as provided in Section 2.3 or as otherwise
    ---------------------
provided in this Agreement each Shareholder agrees that said Shareholder and the recipient of Shares pursuant to a permitted transfer made by a Shareholder ("Recipient")will not sell, transfer, assign, hypothecate or in any way alienate any of his Shares or any right or interest therein without the prior written consent of the Corporation and all of the other Shareholder(s). Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, shall not operate to transfer any interest or title to the purported transferee, and shall give the other Shareholder(s) an option to purchase, but not require the purchase of, such Shares in the manner and on the terms and conditions provided for herein.

2.3 Permitted Transfers. The parties recognize that Biedermann GmbH is and will
    -------------------
continue to be owned and controlled by Biedermann as the sole Shareholder of Biedermann GmbH. Biedermann GmbH may transfer its Shares to Biedermann at any time during duration of this Agreement. Biedermann may transfer those Shares to a trust for his benefit, provided such trust terminates on Biedermann's death and title to and ownership of such Shares reverts to Biedermann's estate
(a "Permitted Transfer".) In addition, DePuy shall have the right to transfer Shares to an Affiliate engaged in the sale of orthopaedic products (also, a "Permitted Transfer). The Recipient of Shares under a Permitted Transfer shall hold such Shares subject to all of the provisions hereof, and, except for further dispositions of Shares by such Recipients in the nature of a Permitted Transfer, shall make no further disposition of Shares other than as required to implement the express provisions of this Agreement. The Recipient of Shares pursuant to a permitted transfer is hereby required to sell and convey all of the Shares which are owned by such Recipient (of record or beneficially) to the other Shareholder(s) whenever the original transferring Shareholder shall be required to sell his Shares to the other Shareholder(s) as provided in Section 3 of this Agreement.

3.  Transfers and Sales of Shares.
    -----------------------------
    3.1  Sale of Shares Between Shareholders.
         ------------------------------------
           (a)  Sales Proposal. In the event one Shareholder ("Selling
                ---------------
                Shareholder") desires to sell or transfer its Shares, except as permitted under Article 2, said Selling Shareholder must first offer said Shares to the Other Shareholder. The Selling Shareholder shall offer said Shares to the Other Shareholder in the following manner.
           (b)  Notice of Proposed Sale. The Selling Shareholder shall deliver
                ------------------------
                written notice ("Notice") to the Other Shareholder by personal service. The Notice shall specify the number of Shares intended to be sold ("Offered Shares").
           (c)  Other Shareholder's Option. The Other Shareholder shall have
                ---------------------------
                and is hereby given the exclusive and irrevocable right and option, but not the obligation for thirty (30) days from its receipt of the Notice to purchase for itself the Offered Shares. The Other Shareholder shall exercise this option in a writing delivered to the Selling Shareholder within thirty (30) days of the Other Shareholder's receipt of the Notice.
           (d)  Price. The price for the Offered Shares shall be negotiated and
                ------
                mutually agreed upon by the parties. In the event the parties cannot reach a mutually agreeable price for the Offered Shares within sixty (60) days of exercise of the Other Shareholder's option, the price shall be determined by an independent appraiser reasonably acceptable to both parties. If the parties cannot agree upon such independent appraiser within (10) days, each party shall appoint its own appraiser who shall appoint a third independent appraiser. The three appraisers shall determine a price, and, if they cannot agree, the price shall be the price fixed by the majority of them. In determining a price, the independent appraiser(s) shall base their appraisal on an assumed transaction between a willing seller and willing buyer dealing at length, giving due consideration to all relevant factors. In the even a minority interest is being sold, the appraiser shalll further take into account that a minority interest in a closely held corporation is being sold and also, if true, the fact of Biedermann's death, disability or departure from the Corporatin and its effect on the Corporation.

       (e) Acceptance of Price and Purchase. The Other Shareholder shall have
           --------------------------------
       thirty (30) days after actual notice of the price determined by the independent appraiser(s) to accept in writing such price. If so accepted, the Selling Shareholder must sell the Offered Shares to the Other Shareholder and the parties will cooperate to complete said sale and transfer as soon as possible after such acceptance.

       (f) Non-Acceptance of Price. Should the Other Shareholder reject the
           ------------------------
       price determined by the independent appraiser(s) or fail to accept such price within the thirty (30) day period above, the Selling Shareholder may market the Offered Shares for sale to unrelated third parties who are not Shareholders, subject to the provision of 3.2 below.

3.2  Sale of Shares to Non-Shareholders.
     -----------------------------------

       (a) Sales Proposal. In the event that the Shareholders cannot reach an
           ---------------
       agreement for the purchase of Offered Shares and the Selling Shareholder markets and receives a bona fide offer for any or all of the Offered Shares from an unrelated third party or if a Selling Shareholder should receive an unsolicited bona fide offer to purchase its Shares from an unrelated third party (in which circumstance the Shares shall also be considered "Offered Shares"), and the Selling Shareholder desires to accept such offer, it must first offer the Shares to the Other Shareholder in the following manner.

       (b) Notice of Proposed Sale. The Selling Shareholder shall deliver Notice
           ------------------------
       by personal deliver to the Other Shareholder. This Notice shall name the proposed transferee, the number of Offered Shares involved in the transfer, the price per Share and all other terms and conditions of the offer.

       (c) Option to Purchase.  The Other Shareholder shall have and is hereby
           ------------------
       given the exclusive and irrevocable right and option, but not the obligation, for thirty (30) days from receipt of Notice, to match such bonafide offer and to purchase for itself the Offered Shares. If so accepted, the parties shall cooperate to complete said sale and transfer as soon as possible. If not accepted, the Selling Shareholder shall be free to sell the Offered Shares to the unrelated third party according to the terms of the bona fide offer it originally received so long as the third party agrees to be bound by the terms of this Agreement.

3.3 Option to Purchase in the Event of Biedermann's Death or Disability.
    --------------------------------------------------------------------

     (a) Definition of Disability.  For purposes of this Agreement, Biedermann
         ------------------------
     shall be considered disabled in the event that Biedermann loses his ability to carry out his contractual obligations to the Corporation for a period of one (1) year

     (b) Option to Purchase Shares on Death or Disability of Biedermann. In the
         --------------------------------------------------------------
     event of Biedermann's death or disability, DePuy shall have and is hereby given the irrevocable right and option, but not the obligation, to purchase all Shares held by Biedermann, Biedermann GmbH or any trust established by Biedermann. DePuy must exercise this option in writing within sixty (60) days of becoming aware of or receiving notification of Biedermann's death or disability.

     (c) Price for Shares. The price for such Shares shall be determined
         ----------------
     in the same manner as set forth in Articles 3.1 and 3.2 above.

3.4 Option to Purchase on Bankruptcy of Biedermann or Biedermann GmbH.
    -----------------------------------------------------------------
In the event of the appointment of a receiver for the assets of either Biedermann or Biedermann GmbH or any transfer of their Shares by operation of law, or in the event of the bankruptcy, or assignment for the benefit of a creditor, of either of them (collectively "Event"), DePuy shall have the option to purchase all of said Shares ("Affected Shares") from Biedermann or Biedermann GmbH or such transferee through operation of law as follows:

     (a) Exercise of Option.  DePuy must exercise its option to purchase any or
         ------------------
     all of the Affected Shares by a written election to either Biedermann
     GmbH or the transferee within thirty (30) days from its receipt of actual notice of the Event.

     (b) Price for Shares. The price for the Affected Shares shall be determined
         ----------------
     as set forth in Articles 3.1 and 3.2 above.

                (c) Non-Exercise of Option. If the party having an option
                    ----------------------

                   does not exercise its option to purchase all of the Affected

                   Shares, the transferee by operation of law may retain

                   ownership of those Affected Shares not purchased, provided that such transferee shall continue to be bound by the terms and conditions of this Agreement.

4.      RESTRICTIVE COVENANTS
        ---------------------

        4.1 Agreements. The parties acknowledge that a principal consideration
            ----------
        in allowing them to acquire the Shares was to promote the benefit of the

        Corporation, and in consideration of the premises and the mutual agreements of the Shareholders herein, each Shareholder covenants and agrees that during the term of this Agreement, each Shareholder will not, except as otherwise agreed by the parties in writing, directly or indirectly, for himself or any other person or entity:

                (a)Induce Other Employees. Induce or influence (or seek to
                   ----------------------

                induce or influence) any person who is engaged (as an employee,

                agent, independent contractor of otherwise) by the Corporation or by another Shareholder to terminate his or her employment or engagement.

                (b)Use or Reveal Confidential Business Information. Reveal, or
                   -----------------------------------------------

                otherwise to use, any confidential business information or trade secrets of the Corporation or of another Shareholder (or a subsidiary's) business to which Shareholder had access by reason of involvement with the Company's business.

        4.2 Corporation's Election to Enforce. The parties agree that the
            ---------------------------------

        Corporation may in its sole discretion elect not to enforce the provisions of Section 4.1 as to any affected Shareholder.

5.      BREACH OF COVENANT
        ------------------

        5.1 Effect of Breach of Covenants Not to Compete. In the event of a
            --------------------------------------------

        breach of any of the covenants contained in Article 4, the Corporation shall in its discretion have the following rights:

                (a)Severability of Covenants; Enforceability. The covenants of
                   ------------------------------------------

                Article 4 shall be construed as separate covenants covering their subject matter in each of the separate countries and states in the United States and in every country in the world in which the Corporation and its subsidiaries transact business; to the extent that any covenants shall be judicially declared unenforceable in any one or more of said counties or states, said declaration shall not affect the enforceability of the other covenants with respect to each other nor the enforceability of said unenforceable covenant with respect to each other county and state, as each of the covenants shall be construed as severable and independent; to the extent that any element of the covenants should be found unreasonable, the parties hereto agree that a lesser restriction found to be reasonable may be enforced against such Shareholder, jointly or severally.

        (b) Equitable Relief; Other Remedies. Each of the parties hereto
            --------------------------------
        acknowledges that compliance with the covenants of Article 4 is necessary to protect the business, good will and proprietary interests of the Corporation, and agrees that any breach by any Shareholder of the provisions hereof shall entitle the Corporation to injunctive and other equitable relief as against such Shareholder. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

6.  RESTRICTIVE LEGEND ON SHARE CERTIFICATES
    ----------------------------------------

    6.1 Share Endorsement. Upon execution of this Agreement the stock
        -----------------
    certificates of the Shareholders subject hereto shall be surrendered to the Corporation and additionally endorsed as follows: "ANY SALE, TRANSFER, PLEDGE, ASSIGNMENT OR ENCUMBRANCE OF THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF THE AGREEMENT BETWEEN THIS CORPORATION AND THE SHAREHOLDERS NAMED THERIN, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION" AND WHICH IS HEREBY INCORPORATED BY REFERENCE.

    6.2 Return of Shares. After endorsement, the certificates shall be returned
        ----------------
    to the Shareholders who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership of such stock. All stock hereafter issued to any Shareholder shall bear the same endorsement; provided, however, the lack of such an endorsement shall in no way diminish the effect of this Agreement upon all Shares.

7.  TERMINATION
    -----------
    7.1  Events of Termination. This Agreement shall terminate on:
         ---------------------
          (a) The written agreement of all of the parties hereto.

          (b) The dissolution of the Corporation; or bankruptcy or similar proceedings in which the Corporation is debtor and which remain undismissed more than sixty (60) days after filing.

          (c) At such time as only one Shareholder remains, the Shares of the other having been purchased or redeemed hereunder.

    7.2 Removal of Endorsement. Upon the termination of this Agreement any
        ----------------------
         certificates representing the Shares shall be released from the terms of this Agreement and any restrictive legends or endorsements placed on said certificates pursuant to this Agreement shall be removed.

8.  MISCELLANEOUS
    -------------
    8.1  Binding Effect. This Agreement shall bind and inure to the benefit of
         --------------
         the successors (with regard to the Corporation, "successors" shall include any successor corporation and any corporation with which the Corporation may merge or consolidate), assigns, personal representatives, heirs and legatees of the respective parties.

    8.2  Further Actions. Each party agrees to perform any further acts and
         ---------------
         execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

    8.3  Amendments. This Agreement may be amended at any time by the written
         ----------
         agreement of the Corporation and the Shareholders.

    8.4  Gender, Number of Terms. Throughout this Agreement, whenever the
         -----------------------
         context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders.

    8.5  Choice of Laws. The parties hereby agree that this Agreement shall be
         --------------
         construed, enforced and governed by the laws of the State of Indiana.

    8.6  Partial Invalidity. In the event that any provision of this Agreement
         ------------------
         shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceablility shall not be construed to have any effect on the remaining provisions of this Agreement.

    8.7  Notices. All notices or demands between the parties hereto shall be in
         -------
         writing and shall be served either by messenger or personal delivery, facsimile transmission or by registered or certified mail. If served by registered or certified mail, said notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom said notice or demand is to be given or made, and the issuance of the registry receipt therefor. If served by messenger or personal delivery or personal delivery or facsimile, said notice or demand shall be deemed given and made upon delivery thereof to the addressee.

All notices and demands to Shareholders or the Corporation may be given to them at:

        To Biedermann GmbH:     Biedermann Beteiligungs-GmbH
                                Berta-Suttner Strasse 23
                                W-7730 VS-Schwenningen
                                Germany
                                   Attn: Chairman of the Board

        To DePuy:               DePuy Inc.
                                700 Orthopaedic Dr.
                                P.O. Box 988
                                Warsaw, IN 46581-0988
                                  Attn:  Chairman of the Board

        To Corporation:         DePuy Motech, Inc.
                                700 Orthopaedic Dr.
                                P.O. Box 988
                                Warsaw, IN 46581-0988
                                  Attn: Chairman of the Board

Said parties may designate in writing from time to time such other place or places that said notices and demands may be given.
        8.8 Injunctive Relief.  The Shareholders recognize and agree that, in
            -----------------
        the event that any of the terms of Articles 2, 3, 4 or 5 were not performed in accordance with their specific terms or were otherwise breached, immediate irreparable injury would be caused, for which there is no adequate remedy at law. It is accordingly agreed that in the event of a failure by any Shareholder to perform his obligations hereunder, the other

        Shareholders shall be entitled to specific performance through injunctive relief to prevent breaches of the terms of such paragraphs and to specifically enforce such paragraphs, and the terms and provisions thereof, in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which a Shareholder may be entitled, at law or in equity.

        8.9  No Third Party Benefit. Nothing herein expressed or implied is
             ----------------------
        intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties to this Agreement and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have signed this Shareholder's Agreement as of the date first above written.

DEPUY MOTECH, INC.

By:  -----------------------------

"SHAREHOLDERS:

----------------------------------
DEPUY INC.

----------------------------------
BIEDERMANN BETEILIGUNGS-GMBH

                                 Attachment 8


                             AMENDED AND RESTATED
                             --------------------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --
                              DePuy Motech, Inc.
                              ------------------


        The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law, Ind. Code (S)23-1-17 et seq., (such act, as amended from time to time, and its successors are hereinafter referred to as the "Act"), execute the following Amended and Restated Articles of Incorporation.

                                   ARTICLE I
                                   ---------

                                     Name
                                     ----

        The name of the Corporation is DePuy Motech, Inc.

                                  ARTICLE II
                                  ----------

                              Purposes and Powers
                              -------------------

        Section 1. Purpose.  The purpose for which the Corporation is formed is
        ---------  -------
to transact any and all lawful business for which corporations may be incorporated under the Act, as the same may, from time to time, be amended.

        Section 2. Powers.  The Corporation shall have the same capacity to act
        ---------  ------
as possessed by natural persons and to do everything necessary, advisable or convenient to carry out its business and affairs, including without limitation all the powers specifically enumerated in the Act.

                                  ARTICLE III
                                  -----------

                    Registered Office and Registered Agent
                    --------------------------------------

        Section 1. Registered Office.
        ---------  -----------------

        The street address of the registered office of the Corporation located in Indiana is 700 Orthopaedic Drive, P.O. Box 988, Warsaw, Indiana, 46581-0988.

Section 2. Registered Agent.
----------------------------

        The name of the Registered Agent whose business office is identical with the registered office is Steven L. Artusi.

                                  ARTICLE IV
                                  ----------

                                Terms of Shares
                                ---------------

        Section 1. Number.
        ------------------

        The total number of Shares which the Corporation has authority to issue is Three Million (3,000,000).

        Section 2. Designation of Classes.
        ----------------------------------

        All the authorized Shares of the Corporation shall be of one class only and be designated Common Stock which shall be without par value and shall not be issued in series. All shares of Common Stock shall have the same relative rights, preferences and limitations.

        Section 3. Issuance and Consideration.
        --------------------------------------

        The Board of Directors of the Corporation (the "Board") has authority to authorize and direct the issuance by the Corporation of Shares of Common Stock and preferred Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles.

        Section 4. Voting Rights.
        -------------------------

        Each holder of a share of Common Stock shall be entitled to cast one vote for each share of such Stock standing in the shareholder's name on the Corporation's books on the specified record date on each matter upon which the shareholder is entitled to vote. At any meeting of shareholders, the holders of a majority of the Shares entitled by these Articles of Incorporation to vote on the business to be transacted at such meeting, represented in person or by proxy, shall constitute a quorum. At any meeting of the shareholders at which a quorum is present, action on a matter (other than the election of Directors) is approved if a majority of the votes cast favor the action, unless a greater affirmative vote is required by the Act or these Articles of Incorporation.

        Directors are elected by a plurality of the votes cast by the Shares entitled to vote in the election at which a quorum is present.

        Section 5. Distribution Upon Shares.
        ---------  ------------------------

        The Board has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding Shares of Common Stock at such times, in such amounts and forms, from such sources and upon such terms and conditions as it may, from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws, and these Articles.

        Section 6. Acquisition of Shares.
        ---------  ---------------------

        The Board has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding Shares of Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles.

        Section 7. Record Ownership of Shares or Rights.
        ---------  ------------------------------------

        The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any Share or any right of the Corporation (a "Right") is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Share or Right on the part of any other person, whether or not the Corporation shall have notice thereof.

        Section 8. Dissolution.
        ---------  -----------

        In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Shares of the Common Stock of the Corporation shall be entitled, after due payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

        Section 9. No Preemptive Rights.
        ---------  --------------------

        Shareholders shall have no preemptive rights to subscribe to or purchase any Shares of Common Stock or other securities of the Corporation.

                                   ARTICLE V
                                   ---------

                                  Director(s)
                                  -----------

        Section 1. Number.
        ---------  ------

        The initial Board of Directors is composed of five (5) members. The number of Directors shall be specified by, or fixed in accordance with, from time to time, the Bylaws of the Corporation. In the absence of a Bylaw specifying or fixing the number of Directors the number shall be the number specified herein for the initial Board of Directors. The Bylaws may provide for staggering the terms of the Directors.

        Section 2. Names and Post Office Addresses of the Directors.
        ---------  ------------------------------------------------

        The names and post office addresses of the initial board of directors of the Corporation are:

R. M. McCaffrey            Lutz Biedermann               Mike Dormer
DePuy Inc.                 Berta-Suttner Strasse 23      DePuy Intl. Ltd.
700 Orthopaedic Dr.        W-7730 VS-Schwenningen        St. Anthony's Rd.
P.O. Box 988               Germany                       LS 11 8DT
Warsaw, IN 46581-0988                                    England

Steven L. Artusi           Thomas Oberhausen
DePuy Inc.                 DePuy Inc.
700 Orthopaedic Dr.        700 Orthopaedic Dr.
P.O. Box 988               P.O. Box 988
Warsaw, IN 46581-0988      Warsaw, IN 46581-0988

        Section 3. Direction of Purposes and Exercise of Powers.
        ---------  --------------------------------------------

        The Board of Directors, subject to any specific limitations or restrictions imposed by the Act or these Articles of Incorporation, shall direct the carrying out of the purpose and exercise the powers of the Corporation, without previous authorization or subsequent approval by the shareholders of the Corporation.

        Section 4. Vacancies.
        ---------  ---------

        Any vacancy on the Board caused by the resignation, death, other incapacity or increase in the number of Directors may, in the discretion of the Board, be filled by a majority vote of the remaining Directors (whether or not a quorum) or left unfilled until the next meeting of the shareholders of the Corporation (the "Shareholders"). The failure of the Board or the Shareholders to fill one or more vacancies on the Board or to elect a full Board shall not in any way prevent or restrict the Board from exercising the powers of the Corporation or from directing its business and affairs.

        Section 5. Executive Committee.
        ---------  -------------------

        The Board, by resolution adopted by a majority of the Directors as fixed by the Bylaws or otherwise, may designate three (3) Directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the Executive Committee may be filled by the Directors at a regular or special meeting of the

Board. The Executive Committee shall keep regular minutes of its proceedings and report such minutes to the Board when required.

                                  ARTICLE VI
                                  ----------

                     Provisions for Regulation of Business
                     -------------------------------------
                  and Conduct of Affairs of the Corporation
                  -----------------------------------------

        Section 1. Location of Meetings.
        --------------------------------

        Meetings of the Shareholders, the Board or any committees of the Board ("Committees") may be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice hereof.

        Section 2. Code of Bylaws.
        --------------------------

        The Board shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Bylaws, by the affirmative vote of a number of Directors equal to a majority of the number of all Directors who are elected and qualified at the time of such action.

        Section 3. Provisions for Working Capital.
        ------------------------------------------

        The Board shall have power, from time to time, to fix, determine and vary the amount to be reserved as working capital of the Corporation and may, before the payment of any dividends or the making of any other distributions, set aside out of the net profits of the Corporation such sum or sums as it may from time to time in its absolute discretion determine to be proper, whether as a reserve fund to meet contingencies or for the equalizing of dividends, or for repairing or maintaining any property of the Corporation, or for any corporate purposes the Board shall think conducive to the best interest of the Corporation, subject only to such limitations as the By-Laws may from time to time impose.

        Section 4. Interest of Directors in Contracts.
        ----------------------------------------------

        Any contract or other transaction between the Corporation and (i) any Director, or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity (collectively, "Legal Entities") (A) in which any director has a material financial interest or is a general partner, or (B) of which any Director is a director, officer or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were to act thereon, or the Shareholders entitled to vote thereon, and the Board, such Committee or the Shareholders, as the case may be, authorized, approved or ratified the Conflict

Transaction. A Conflict Transaction is authorized, approved or ratified:

        (a) by the Board or such Committee, if it receives the affirmative vote of a majority of the Directors provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; and

        (b) by such Shareholders, if it receives the vote of a majority of the Shares entitled to vote generally in the election of Directors ("Voting Shares"), in which vote Voting Shares owned or voted under the control of any Directors who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted.

        This section shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

        Section 5. Indemnification.
        ---------  ---------------

        To the fullest extent permitted by the Act and by the Bylaws, the Corporation may:

        (a) indemnify any person who was or is a party or is threatened to made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an "Action"), by reason or arising out of the fact that he is or was a director, officer, employee or agent (collectively, a "Corporate Person") of the Corporation, or is or was serving at the request of the Corporation as a Corporate Person, partner, trustee or member or in another authorized capacity (collectively an "Authorized Entity"), against expenses (including attorneys' fees) ("Expenses") and judgements, penalties, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such Action;

        (b) pay, in advance of the final disposition of an Action, the Expenses reasonably incurred in defending such Action by a person who may be entitled to indemnification by the Corporation; and

        (c) purchase and maintain insurance on behalf of any person who is or was a Corporate Person of the Corporation, or is or was serving at the request of the Corporation in any Authorized Capacity of or for Another Entity, against any liability asserted against and incurred by him in any such capacity, or arising out of his status such, whether or not the Corporation would have the power to indemnify him against such liability.

        The indemnification and advance for Expenses authorized by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under (i) any law, (ii) any resolution of the Board or the Shareholders, (iii) any other authorization, whenever adopted, after notice, by a majority vote of all Voting Shares then issued and outstanding, or (iv) the Articles of Incorporation, code of Bylaws or other governing documents, or any resolution of or other authorization by the directors, shareholders, partners, trustees, members, owners or governing body, of another entity.

        Section 6. Compensation of Directors.
        -------------------------------------

        The Board may make provision, either in the By-Laws or by resolution duly adopted by the Board, for reasonable compensation to its members for their services as Directors, and to fix the basis and conditions upon which such compensation shall be paid.

        Any Director may also serve the Corporation in any other capacity and receive compensation therefor in any form.

        Section 7. Direction of Purposes and Exercise of Powers by Directors.
        ---------------------------------------------------------------------

        The Board, subject to any specific limitations or restrictions imposed by the Act or these Articles, shall direct the carrying out of the purpose and exercise the powers of the Corporation, without previous authorization or subsequent approval by the Shareholders.

        Section 8. Amendments of Articles of Incorporation.
        ---------------------------------------------------

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles or in any amendment hereto, or to add any provision to these Articles or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the Act or by any other applicable stature of the State of Indiana; and all rights conferred upon the Shareholders in these Articles are granted subject to this reservation. No Shareholder has a vested property right resulting from any provision in these Articles, or authorized to be in the By-Laws by the Act or these Articles, including without limitation provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

        IN WITNESS WHEREOF, the undersigned, being the incorporator designated herein, execute these Amended and Restated Articles of Incorporation this ____ day of _______________, 19__, and affirm under penalties of perjury that the statements contained herein are true.


                                        --------------------------------------
                                                Steven L. Artusi

        This instrument was prepared by Steven L. Artusi, Esquire, DePuy, Inc., 700 Orthopaedic Drive, P.O. Box 988, Warsaw, Indiana 46581-0988.

                                 Attachment 9

                                CODE OF BYLAWS
                                --------------

                                      OF
                                      --

                              DEPUY MOTECH, INC.
                              ------------------

                                   ARTICLE I
                                   ---------

                                Identification
                                --------------
   Section 1.01. Name.
   ------------  -----

   The name of the Corporation is DePuy Motech, Inc., (hereinafter referred to as the "Corporation").

   Section 1.02. Place of Keeping Corporate Books and Records.
   ------------  ---------------------------------------------

   The records and documents of the Corporation shall be kept at the principal office of the Corporation. For purposes of these Bylaws, the principal office of the Corporation shall be 700 Orthopaedic Drive, P.O. Box 988, Warsaw, Indiana, 46581-0988, which is the location of the Corporation's principal executive offices (in or out of Indiana).

   Section 1.03. Seal.
   ------------  -----
   The Board of Directors (the "Board") may designate the design and cause the corporation to obtain and use a corprate seal of the Corporation (the "Seal"), but the use of the Seal (if any) or an impression thereof shall not be required and shall not affect the validity of any instrument whatever.

   Section 1.04. Fiscal Year.
   ------------  ------------

   The fiscal year of the Corporation shall be January 1 through December 31 of each year until such time as changed by resolution of the Board.

                                  ARTICLE II
                                  ----------

                                 Capital Stock
                                 -------------

   Section 2.01. Amount and Class of Authorized Shares.
   ------------  --------------------------------------

   The authorized shares of the Corporation shall be Three Million (3,000,000) shares and all shares shall be of one class, designated common stock.

     Section 2.02. Issuance of Shares.
     ------------  ------------------

     The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contract for services to be performed, or other securities of the Corporation. If shares are authorized to be issued for promissory notes or for promises to render services in the future, the Corporation must comply with the notice requirements of Indiana Business Corporation Act (the "Act").

     Section 2.03. Certificate for Shares.
     ------------  ----------------------

     Certificates for shares of the Corporation shall be issued to a subscriber by the Secretary of the Corporation when proper consideration has been paid therefor. Each certificate shall be in such form as required by the Act, and as the Board may prescribe from time to time.

     Section 2.04. Record of Certificates.
     ------------  ----------------------

     Shares shall be entered in the original stock register or transfer book of the Corporation (the "Stock Book") as they are issued, and shall be transferable in the Stock Book only by the holder thereof in person, or by his attorney duly authorized thereto in writing, upon the surrender of the outstanding Certificate therefor properly endorsed.

     Section 2.05. Lost, Stolen or Destroyed Certificates.
     ------------  --------------------------------------

     The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board may require the registered holder of the shares represented by such lost, stolen or destroyed certificate, or the holders's legal representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgement of the Board, it is not imprudent to do so.

                                  ARTICLE III
                                  -----------

                            Meetings of Shareholders
                            ------------------------

     Section 3.01. Place of Meetings.
     ------------  -----------------

     All meetings of shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the state of Indiana, as may be specified in the respective notices or waivers of notice thereof.

     Section 3.02. Annual Meeting.
     ------------  --------------

     The annual meeting of the shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting shall be held on May 1st following the end of the fiscal year of the Corporation if such day is not a legal holiday, and if such a day is a legal holiday, then on the next business day that is not a legal holiday. Failure to hold the annual meeting at the designation time shall not affect the validity of any corporate action.

     Section 3.03. Special Meetings.
     ------------  ----------------

     The Corporation must hold a special meeting of shareholders on call of its Chairman, its Board, or if the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the special meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice shall be conducted at a special shareholder's meeting.

     Section 3.04. Record Date for Shareholders.
     ------------  ----------------------------

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. If not otherwise fixed, the record date is the close of business on the day before the effective date of notice to shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.


     Section 3.05. Notice or Actual or Constructive Waiver of Notice.
     --------------------------------------------------------------

     The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be given no fewer than ten nor more than sixty days before the meeting date unless the Act prescribes a different period notice. Unless the Act or the Articles of Incorporation require otherwise, notice of an annual meeting needs not state the purpose for which the meeting is called. Notice of a special meeting shall state the purpose for which the meeting is called. A shareholder may waive any notice required by the

Act, the articles of Incorporation or the Bylaws before or after the time and date of the meeting stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term "notice" as used in this paragraph shall mean notice in writing as prescribed by the Act.

   Section 3.06. Shareholders' List.
   ------------- -------------------

   After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group (and Within each voting group by class or series of shares) and show the address of and the number of shares held by each shareholder. The shareholder's list must be available for inspection by any shareholder entitled to vote at the meeting, beginning five business days before the date of the meeting for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or the shareholder's agent or attorney authorized in writing, is entitled to inspect the list at any time during the meeting or any adjournment.

   Section 3.07. Conduct of Meeting.
   ------------- -------------------

   Meetings of the shareholders shall be presided over by one of the following officers in the order of Seniority and if present and acting: the chairman of the Board, if any, the President, a Vice-President, if any , or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary , shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

   Section 3.08. Participation in Meetings by Electronic Communications.
   ------------- -------------------------------------------------------

   Any or all shareholders may participate in an annual or special meeting of the shareholders, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. Participation by any such shareholder by this means shall be deemed to constitute presence in person at such meeting.

        Section 3.09.  Voting at Meetings.
        ------------   ------------------

        (a)  Voting Rights. Except as may be otherwise provided by law or the
             -------------
             Articles of Incorporation, every shareholder shall have the right at all meetings of the shareholders to one vote for each share standing in the shareholder's name on the books of the Corporation on the record date for such meetings.

        (b)  Proxies.  A shareholder entitled to vote at any meeting of
             -------
             shareholders may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact of such shareholder. For purposes of this section, a proxy granted by telegram, telex, telecopy or other document transmitted electronically for or by a shareholder shall be deemed "executed in writing by the shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other shareholder. No proxy shall be valid eleven months after the date of its execution unless a longer time is expressly provided therein.

        (c)  Quorum and Voting Requirements. Except as may otherwise be provided
             ------------------------------
             by law, at any meeting of shareholders, the quorum as provided in the Articles of Incorporation, represented thereat in person or by proxy, shall be required before any action of the shareholders may be taken. At any meeting of the shareholders at which a quorum exists, the vote as provided in the Articles of Incorporation shall be necessary to adopt or approve any action of the shareholders, unless a greater number is required by law. In case a quorum shall not be present at any meeting, the holders of record of a majority of such shares so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

        (d)  Voting of Shares Owned by Other Corporations.
             --------------------------------------------
             Shares of the Corporation standing in the name of
                another corporation may be voted by such officer, agent or proxy as the Board of Directors of such other corporation may appoint, or as the Bylaws of such other corporation may prescribe.

        Section 3.10. Action Without a Meeting.
        ------------  ------------------------

        Any action which may be taken at a shareholder meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken by written consent is effective when the last shareholder signs the consent unless the consent specifies a different prior or subsequent effective date.

                                  ARTICLE IV
                                  ----------

                            The Board of Directors
                            ----------------------

        Section 4.01. Number.
        ------------  ------

        The initial number of Directors of the Corporation shall be five (5). Thereafter the number of Directors shall not be less than one nor more than five
(5). The number of Directors may be fixed or changed from time to time, within such minimum and maximum, by resolution of the Board. In the absence of a resolution of the Board fixing the number of directors, the number shall be the number herein specified for the initial Board.

        Section 4.02. Management.
        ------------  ----------

        Except as otherwise provided in the Articles of Incorporation, the business, property and affairs of the Corporation shall be managed by the Board.

        Section 4.03. Annual Meeting.
        ------------  --------------

        Unless otherwise determined by the Chairman or the Board, the Board shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of election of officers and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be held at any subsequent meeting of the Board specifically called in the manner provided in Section 4.04 of this Article.

        Section 4.04. Other Meetings.
        ------------  --------------

        Regular meetings of the Board may be held, without notice, at such time as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be called at any time by the President, and shall be called on the written request of any member of the Board. Notice of the date, time and place of such special meeting shall be sent by the Secretary to each Director at his or her residence or usual place of business by letter, telegram, telex, telecopy or other document transmitted electronically at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceding the day for such meeting; or may be delivered to a Director personally at any time during such second preceding day. Such meetings may be held at any place within or without the state of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

        Section 4.05. Waiver of Notice.
        -------------------------------

        A Director may waive notice required hereunder or under law either before or after the date and time stated in the notice. Except as hereinafter provided, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. For purposes of this section, a waiver granted by telegram, telex, telecopy or other document transmitted electronically by a Director shall be deemed "signed by the Director." A Director's attendance at or participation in a meeting waives any required notice unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to the action taken at the meeting.

        Section 4.06. Participation in Meetings by Electronic Communications.
        ---------------------------------------------------------------------

        Any or all directors may participate in a meeting of the Board or a Committee of the Board by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

        Section 4.07. Action Without a Meeting.
        ---------------------------------------

        Any action which may be taken at a Board meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by each Director and included in the minutes or filed with the corporate records reflecting the action taken. For purposes of this section, a waiver granted by telegram, telex, telecopy or other document transmitted electronically by a Director shall be deemed "signed by a Director." Action taken by written consent is effective when the last Director signs the consent unless the consent specifies a different prior or subsequent effective date.

        Section 4.08. Quorum and Voting Requirements.
        ------------  ------------------------------

        A quorum of the Board for the transaction of all business, except filling vacancies on the Board, shall consist of a majority of the fixed number of Directors if the Corporation has a fixed board size, or a majority of the number of Directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins if the Corporation has a variable-range size board. A vacancy on the Board may be filled by the affirmative vote of a majority of all the Directors remaining in office if the remaining Directors constitute fewer than a quorum of the Board. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board. A Director who is present at a meeting when corporate action is taken is deemed to have assented to the action taken unless
(i) the Director objects at the beginning of the meeting (or promptly upon the Director's arrival) to holding it or transacting business at the meeting; (ii) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or; (iii) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

        Section 4.09. Election, Term of Office and Qualification.
        ------------  ------------------------------------------

        Directors shall be elected at each annual meeting of the shareholders by the shareholders entitled by the Bylaws to vote. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be shareholders of the Corporation. No decrease in the number of Directors provided for in the Bylaws at any time shall have the effect of shortening the term of any incumbent Director.

        Section 4.10. Removal.
        ------------  -------

        Any Director may be removed either with or without cause, as provided by law, at the annual meeting of the shareholders, if the annual meeting notice states that one of the purposes of the meeting is removal of the Director, or at any special meeting of the shareholders, or at any meeting of the Board.

        Section 4.11. Resignation.
        ------------  -----------

        A Director may resign by delivering written notice to the Board, its Chairman, the President or Secretary of the Corporation. A resignation is effective when delivered unless the notice specifies a later date.

        Section 4.12. Vacancies.
        ------------  ---------

        Any vacancy occurring on the Board caused by removal, resignation, death or other incapacity, or increase in the number of Directors, may be filled by the Board, or if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. The new Director shall serve until the expiration of the term for which the Director's predecessor was elected. Shareholders shall be notified of any increase in the number of Directors and of the name, address, and principal occupation of any Director elected by the Board to fill any vacancy, whether caused by an increase or otherwise, in the next mailing sent to the shareholders following any such increase or election. If the vote of the remaining members of the Board shall result in a tie, such vacancy shall be filled by vote of the shareholders at a special meeting called for such purpose.

        Section 4.13. Compensation of Directors.
        ------------  -------------------------

        The Board is empowered and authorized to fix and determine the compensation of the Directors. Until such time as the Board shall choose to act in this matter, members of the Board of Directors shall receive no compensation for acting in such capacity.

                                   ARTICLE V
                                   ---------

                              EXECUTIVE COMMITTEE
                              -------------------

        Section 5.01. Number.
        ------------  ------

        The Board, by resolution adopted by a majority of the number of Directors fixed by the Bylaws or otherwise, may designate three (3) or more Directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

        Section 5.02. Committees.
        ------------  ----------

        The Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board. The creation of a committee and the appointment of members to it must be approved by the greater of (a) a majority of all the Directors in office when the action is taken, or (b) the number of Directors required by the Articles of Incorporation or these Bylaws to take action under the provisions of the Act. The provisions of these Bylaws, which govern meetings, action without meetings, notice, and waiver of notice, apply to committees and their members as well. To the extent specified by the Board or these Bylaws, each committee may exercise the authority of the Board.

                                  ARTICLE VI
                                  ----------

                         Officers of the Corporation
                         ---------------------------

        Section 6.01. Election.
        ------------  --------

        At its annual meeting the Board may elect a Chairman, President, one or more Vice-Presidents, (if the Board deems such officers necessary), a Secretary, and a Treasurer, and such assistants and other officers as it may decide upon, for a term of one year. Any two or more offices may be held by the same person. If the annual meeting of the Board is not held at the time designated in these Bylaws, such failure shall not cause any defect in the corporate existence of the Corporation, but the officers for the time being shall hold over until their successors are chosen and qualified, unless sooner removed as provided for the applicable law.

        Section 6.02. Resignations.
        ------------  ------------

        Any Officer may resign at any time by giving written notice to the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 6.03. Removal.
        ------------  -------

        Any officer of the Corporation may be removed, either with or without cause, at any time by the Board, or if the officer to be removed was appointed by another officer, then the appointing officer may so remove the appointed officer.

        Section 6.04. Vacancies.
        ------------  ---------

        Whenever any vacancies occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, such vacancy shall be filled by the Board and the officer so elected shall hold office until his successor is chosen and qualified, unless sooner removed as provided for by applicable law.

        Section 6.05. Officer's Duties and Powers.
        ------------  ---------------------------

        Each officer of the Corporation has the authority and shall perform the duties prescribed by the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing and maintaining custody of minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation. An Assistant Secretary may, in the absence or disability of the Secretary, attest to the execution by the Corporation of all documents.

                                  ARTICLE VII
                                  -----------

                      Special Corporate Acts, Negotiable
                      ----------------------------------
                    Instruments, Deeds, Contracts and Stock
                    ---------------------------------------

        Section 7.01. Execution of Negotiable Instruments.
        ------------  -----------------------------------

        All checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by any two of the following officer: the Chairman, the President, Vice President, the Secretary or the Treasurer. The Board may, however, authorize any one or more of such Officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board may designate any employee or employees of the Corporation or any other person in addition to those named above, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

        Section 7.02. Executive of Deeds, Contracts, etc.
        ------------  ----------------------------------

        All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements (other than those executed in the ordinary course of corporate business) to which the Corporation shall be a party, shall be executed in its name by the Chairman, the President, a Vice President or by any other Officer so authorized by the Board, acting by resolution; and the Secretary, when necessary or required, shall attest the execution thereof.

        Section 7.03. Ordinary Contracts and Agreements.
        ------------  ---------------------------------

        All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any Officer.

        Section 7.04. Endorsement of Certificates for Shares.
        ------------  --------------------------------------

        Unless otherwise directed by the Board, any re-acquired Shares and any Investment Shares owned by the Corporation may, for sale or transfer, be endorsed in the name of the Corporation by the Chairman, the President or a Vice President, and such endorsement shall be duly attested by the Secretary.

        Section 7.05. Voting of Investment Shares.
        ------------------------------------------

        Unless otherwise directed by the Board, any Investment Share may be voted at any shareholders' meeting of the issuing Corporation by the Chairman, or in his absence, by the President, or in his absence, by a Vice President. Whenever, in the judgment of the Chairman, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect of any Investment Share, such proxy or consent shall be executed in the name of the Corporation by the Chairman, the President or a Vice President, and, when necessary or required, shall be attested by the Secretary. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote an Investment Share in the same manner as such Investment Share could otherwise be voted by the Corporation.

                                 ARTICLE VIII
                                 ------------

                   Limitation of Liability; Indemnification
                   ----------------------------------------

        Section 8.01. Scope of Article.
        -------------------------------

        The provisions of this Article apply with respect to liability and indemnification of a Director, a member of any Committee or of another committee appointed by the Board (an "Appointed Committee"), Officer, Employee or agent (collectively, "Corporate Persons," and individually, a "Corporate Person") of the Corporation for any loss or damage suffered on account of any action taken or omitted to be taken by a Corporate Person.

        Section 8.02. General Limitation of Liability.
        ----------------------------------------------

        No Director or Officer shall be liable for any loss or damage if, in taking or omitting to take any action causing such loss or damage, either (i) such Director or Officer acted (A) in good faith, (B) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (C) in a manner such Director or Officer reasonably believed was in the best interests of the Corporation, or (ii) such Director's or Officer's breach of or failure to act in accordance with the standards of conduct set forth in clause (i) (the "Standards of Conduct") did not constitute willful misconduct or recklessness. The Board may apply the limitation of liability set forth in this Section to other Corporate Persons of the Corporation, either generally or in particular cases.

        Section 8.03. Reliance on Corporate Records and Other Information.
        ------------------------------------------------------------------

        Any Corporate Person of the Corporation shall be fully protected, and shall be deemed to have complied with the Standards of Conduct, in relying in good faith, with respect to any information contained therein, upon (i) the Corporation

Records, or (ii) information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (A) one or more other Corporate Persons whom such Corporate Person reasonably believes to be competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters that such Corporate Person reasonably believes are within such person's professional or expert competence, (C) a Committee or an Appointed Committee, of which such Corporate Person is not a member, if such Corporate Person reasonably believes such Committee or Appointed Committee merits confidence, or (D) the Board, if such Corporate Person is not a Director and reasonably believes that the Board merits confidence.

        Section 8.04. Indemnification Standards.
        ------------  -------------------------

        The Corporation shall indemnify any Director or Officer, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an "Action"), by reason of the fact that he is or was a Corporate Person or the Corporation or is or was serving at the request of the Corporation as a Corporate Person, partner, trustee or member or in another authorized capacity (collectively, an "Authorized Capacity") of or for another Legal Entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees) ("Expenses") and judgements, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action, if such person (i) acted in good faith, (ii) acted in a manner he reasonably believed (A) with respect to actions as a Corporate Person of the Corporation, to be in the best interests of the Corporation, or
(B) with respect to actions in an Authorized Capacity of or for Another Entity, was not opposed to the best interests of the Corporation, and (iii) with respect any criminal Action, either (A) had reasonable cause to believe his conduct was lawful, or (B) had no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the standards for indemnification set forth in this Section (the "Indemnification Standards").

        Section 8.05. Indemnification in Successfully Defended Actions.
        ------------  ------------------------------------------------

        To the extent that a person who is or was a Corporate Person of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, has been successful on the merits or otherwise in the defense of any Action referred to in Section 7.04, or in the defense of any claim, issue or matter in any such Action, the Corporation shall indemnify him against Expenses actually and reasonably incurred by him in connection therwith.

   Section 8.06.  Indemnification  Procedure.
   -------------  ---------------------------

   Unless ordered by a court, any indemnification of any person under Section
7.04 shall be made by the Corporation only as authorized in the specfic case upon a determination that indemnification of such person is proper in the circumstances because he met the Indemnification Standards. Such determination shall be made.


   (a) by the Board, by a majority vote of a quorum consisting of Directors who are not at the time parties to the Action involved ("Parties"); or

   (b) if a quorum cannot be obtained under subsection (a), by a majority vote of a Committee duly designated by the Board (in which designation Directors who are Parties may participate), consisting solely of two or more Directors who are not at the time Parties; or

   (c) by written opinion of independent legal counsel (i) selected by the Board or by such Committee in the manner prescribed in subsections (a) or (b), respectively, or (ii) if a quorum cannot be obtained and a Committee cannot be designated under subsections (a) or (b), respectively, selected by a majority of the full Board, in which selection Directors who are parties may participate; or

   (d) by the Shareholders who are not at the time Parties; voting together as a single class.


   Section 8.07. Advances for Expenses
   ------------  --------------------

   Expenses reasonably incurred in defending an Action by any person who may be entitled to indemnification under Section 7.04 may be paid by the Corporation in advance of the final disposition of such Action if (i) such person furnishes the Corporation with (A) a written affirmation of his good faith belief that he has met, and (B) a written undertaking, executed personally or on his behalf, to repay the advance (an "Undertaking") if it is ultimately determined that he did not meet, the Indemnification Standards; and (ii) a determination is made, under the procedure set forth in Section 7.06, that the facts then known to those making the determination would not preclude indemnification under Section 7.04. An Undertaking must be an unlimited general obligation of the person making it, but need not be secured and may be accepted by the Corporation without reference to such person's financial ability to make repayment.

        Section 8.08.  Continuation of Indemnification Rights.
        ------------   --------------------------------------

        The indemnification authorized by this Article shall inure to the benefit of the heirs, executors and administrators of any person who may be entitled to indeminification under Section 7.04, and shall continue as to any such person who as ceased to be a Corporate Person of the Corporation or to be served in an Authorized Capacity of or for Another Entity.

        Section 8.09.  Insurance.
        ------------   ---------

        The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Corporate Person of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

        Section 8.10.  Definition of Corporation.
        ------------   -------------------------

        For the purposes of this Article, references to "the Corporation" include any constituent corporation absorbed in a consolidation or merger (a "Constituent") as well as the resulting or surviving corporation (the "Survivor") as well as the resulting or surviving corporation (the "Survivor"), such that any person who is or was a Corporate Person of such a Constituent, or is or was serving at the request of such Constituent in an Authorized Capacity of or for Another Entity, shall stand in the same position under the provisions of this Article with respect to the Survivor as he would if he had served the Survivor, or at its request, in the same capacity.

                                  ARTICLE IX

                                  Amendments
                                  ----------

        The power to make, alter, amend or repeal these Bylaws is vested in the Board.

        The foregoing Code of Bylaws of the Corporation were duly adopted by the Board of Directors of the Corporation on the ____________ day of ________________, 19 ___.





                                    ----------------------------------------
                                                        , Secretary
                                    of the Corporation